                                                                   EXHIBIT 17(L)

(BULL LOGO)
Merrill Lynch Investment Managers


Annual Report
June 30, 2001


Merrill Lynch
Municipal Bond
Fund, Inc.


www.mlim.ml.com


This report is not authorized for use as an offer of sale or a solicitation of an offer to buy shares of the Fund unless accompanied or preceded by the Fund's current prospectus. Past performance results shown in this report should not be considered a representation of future performance. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Statements and other information herein are as dated and are subject to change.


Merrill Lynch
Municipal Bond Fund, Inc.
Box 9011
Princeton, NJ
08543-9011

MERRILL LYNCH MUNICIPAL BOND FUND, INC.


Officers and Directors

Terry K. Glenn, President and Director
Ronald W. Forbes, Director
Cynthia A. Montgomery, Director
Charles C. Reilly, Director
Kevin A. Ryan, Director
Roscoe S. Suddarth, Director
Richard R. West, Director
Edward D. Zinbarg, Director
Vincent R. Giordano, Senior Vice President
Robert A. DiMella, Vice President
Peter J. Hayes, Vice President
Kenneth A. Jacob, Vice President
Walter C. O'Connor, Vice President
Donald C. Burke, Vice President and Treasurer
Alice A. Pellegrino, Secretary

Custodian
The Bank of New York
90 Washington Street, 12th Floor
New York, NY 10286

Transfer Agent
Financial Data Services, Inc.
4800 Deer Lake Drive East
Jacksonville, FL 32246-6484
(800) 637-3863

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Merrill Lynch Municipal Bond Fund, Inc., June 30, 2001

DEAR SHAREHOLDER

The Municipal Market Environment
During the six-month period ended June 30, 2001, among considerable weekly volatility, long-term fixed-income bond yields generally moved higher. So far in 2001, investors have generally focused on the actions taken by the Federal Reserve Board to reverse the ongoing US economic slowdown. US economic growth fell into the 1%-2% range in 2001 after expanding at more than 5% during the first half of 2000. In mid-December 2000, the Federal Reserve Board announced that economic conditions warranted the cessation of the series of short-term interest rate increases initiated in February 2000. Citing declining consumer confidence and weakening industrial production, the Federal Reserve Board at each of the meetings in January, February and March of this year lowered short-term interest rates in an effort to promote stronger US economic growth. Given continued weak equity markets, investors focused on the declining supply of US Treasury securities and forecasts of sizeable Federal budget surpluses. This positive economic environment fostered a significant decline in US Treasury bond yields. By late March 2001, US Treasury bond yields declined approximately 20 basis points (0.20%) to 5.25%.

Despite additional actions by the Federal Reserve Board in April, May and June, fixed-income securities were unable to maintain their earlier market gains. Recovering US stock markets, especially the NASDAQ, caused many investors to reallocate assets out of US Treasury securities to equities. Additionally, many investors believed that the 275 basis point decline in short-term interest rates engineered by the Federal Reserve Board over the last six months would eventually rekindle a strong US economy with concomitant inflationary pressures. In recent months, recovering equity markets, renewed inflationary fears, and the expectation that the US economy will resume strong growth in late 2001 put consistent pressures on fixed-income issues. By the end of June 2001, long-term US Treasury bond yields rose to 5.75%, an increase of approximately 30 basis points over the last six months.

During the last six months, tax-exempt bond yields also reacted to the Federal Reserve Board actions and equity market volatility. However, this reaction was muted in both intensity and degree. In early 2001, municipal bond yields traded in a narrow range supported by a strong US Treasury market and continued investor demand. As it became apparent that any proposed changes in the Federal tax system were unlikely to have any immediate, material impact on existing Federal tax brackets, tax-exempt bond yields responded by moving higher in early 2001. By late March 2001, long-term uninsured revenue bond yields, as measured by the Bond Buyer Revenue Bond Index, approached 5.40%, a decline of approximately 10 basis points from the end of December 2000. Similar to the US Treasury market, tax-exempt bond yields were pushed higher during the remainder of the period by equity market improvement in April, as well as the possibility that the Federal Reserve Board was close to the end of its current interest rate easing cycle. At the end of June 2001, long-term municipal bond yields rose to approximately 5.50%, although during the past six months, they rose approximately five basis points.

The recent relative outperformance of the tax-exempt bond market was particularly impressive given the dramatic increase in long-term municipal bond issuance during the June 2001 quarter. Historically, low municipal bond yields have continued to allow municipalities to refund outstanding, high-couponed debt. Also, as yields rose in early April, tax-exempt issuers rushed to issue new financing, fearing higher yields in the coming months. During the past six months, almost $135 billion in long-term tax-exempt bonds was issued, an increase of more than 40% compared to the same period a year ago. During the three-month period ended June 30, 2001, tax-exempt bond issuance was particularly heavy, with more than $75 billion in long-term municipal bonds underwritten, an increase of more than 45% compared to the same three-month period a year ago.

Historically, June has been a period of weak investor demand for tax-exempt products as investors are often forced to liquidate bond positions to meet Federal and state tax payments. In recent months, there was no appreciable selling by retail accounts. It has been noted that, thus far in 2001, new net cash inflows into municipal bond mutual funds have reached $4 billion compared to new net cash outflows of more than $13 billion for the same period a year ago. This suggests that the positive technical structure of the municipal market has remained intact. Also, the months of June and July tend to be periods of strong retail demand in response to the larger-coupon income payments and proceeds from bond maturities these months generate. Additionally, short-term tax-exempt interest rates are poised to move lower. Seasonal tax pressures have kept short-term municipal rates artificially high, although not as high as in recent years. As these pressures abate, short-term interest rates are likely to decline below 3%. As short-term interest rates decline, investors have tended to extend maturities to take advantage of the steep municipal yield curve. We believe all of these factors should enhance the tax-exempt market's technical position in the coming months.

Looking forward, the municipal market's direction appears uncertain. Should the US economy materially weaken into late summer, the Federal Reserve Board may be forced to ease monetary policy to a greater extent than investors currently expect. The prospect of two or three additional interest rate easings may push fixed-income bond yields, including municipal bond yields, lower. However, should the cumulative 275 basis point reduction in short-term interest rates by the Federal Reserve Board and the economic stimulus expected to be produced by recent Federal tax reform combine to restore consumer confidence and economic activity, tax-exempt bond yields may not decline further. Given the strong technical position of the municipal bond market, we believe the tax-exempt market is poised to continue to outperform its taxable counterpart in the coming months.

Fiscal Year in Review
Insured Portfolio
For the year ended June 30, 2001, Insured Portfolio's Class A, Class B, Class C and Class D Shares had total returns of +10.01%, +9.04%, +8.99% and +9.74%, respectively. (Fund results do not reflect sales charges and would be lower if sales charges were included.) In managing the Insured Portfolio, we seek to provide a balanced performance, focusing on achieving a high current yield with a competitive total return. While maintaining very low cash reserves for most of the fiscal year ended June 30, 2001, we concentrated on purchasing premium coupons in the 10-year - 20-year range. The 15-year portion of the municipal yield curve provided above-average risk-adjusted returns, while capturing greater than 90% of the yield further out on the curve. Our strategy enabled the Portfolio to maintain a very competitive yield with a more neutral interest rate position. In addition, we increased the Portfolio's exposure to insured inverse floater securities. With the Federal Reserve Board lowering short-term interest rates, investments in both inverse floaters and intermediate maturity bonds enabled the Portfolio to achieve a high current yield with competitive total returns.

The municipal market environment for the 12-month period ended June 30, 2001 required us to manage the portfolio in two distinct rate trends, each lasting approximately six months. At mid-June 2000, 10-year Treasury securities yielded 6%. Our strategy at that time was to be more aggressive with the Portfolio, as we owned longer duration, discounted securities that offered potential for capital appreciation as interest rates later declined. While the Portfolio was fully invested at this stage, performance resulted more from a generous accrual and current yield than an overly aggressive market position. We stressed higher credit quality in the middle of last year, and therefore avoided any negative situations involving declining credit concerns. As 2000 ended, interest rates declined (nearly 5% for 10-year US Treasury bonds) and the Portfolio assumed a more defensive structure. Longer-maturity holdings were sold with proceeds reinvested in serial maturities or prerefunded bonds, which can offer more price protection should interest rates start to rise again.

Since the beginning of 2001, interest rates trended upward and our defensive strategy helped cushion the decline in net asset valuation. Cash equivalent reserves were kept low in order to maintain competitive returns, and our exposure to inverse floater product was increased to take advantage of an extremely favorable technical position in the short end of the tax-exempt market, resulting from aggressive Federal Reserve Board easings. At mid-year 2001, interest rates were in the center of the recent fiscal year trading range.

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2001

We expect our strategy going forward to be to remain focused on achieving performance results through a more defensive structure, with more attention to the current yield portion of the total return equation. We also expect to continue to maintain a higher degree of credit quality since we believe that focusing on assets in the top rating categories should shield the Portfolio from most credit deterioration associated with the current economic slowdown.

National Portfolio
During the fiscal year ended June 30, 2001, National Portfolio's Class A, Class B, Class C and Class D Shares had total returns of +10.32%, +9.49%, +9.33% and +10.04%, respectively, by emphasizing current yield and credit quality. (Fund results do not reflect sales charges and would be lower if sales charges were included.) The period was characterized by reduced price volatility that provided few real trading opportunities, with a slight trend toward higher municipal yields. We generally maintained moderate to minimal cash equivalent reserves in the Portfolio in order to keep a competitive current yield. Credit quality remained a priority, as it enabled the Portfolio to avoid any credit-related underperformance during a period when a slowing economy led to some credit quality deterioration and defaults. Supply and demand technicals have been supportive of bond prices, during which time a relatively large calendar of new issues was absorbed by strong retail and institutional interest.

The municipal market environment for the 12-month period ended June 30, 2001 required us to manage the Portfolio in two distinct rate trends, each lasting approximately six months. At mid-June 2000, 10-year Treasury securities yielded 6%. Our strategy at that time was to be more aggressive with the Portfolio, as we owned longer duration, discounted securities that offered potential for capital appreciation as interest rates later declined. While the Portfolio was fully invested at this stage, performance resulted more from a generous accrual and current yield than an overly aggressive market position. We stressed higher credit quality in the middle of last year, and therefore avoided any negative situations involving declining credit concerns. As 2000 ended, interest rates declined (nearly 5% for 10-year US Treasury bonds) and the Portfolio assumed a more defensive structure. Longer-maturity holdings were sold with proceeds reinvested in serial maturities or prerefunded bonds, which can offer more price protection should interest rates start to rise again.

Since the beginning of 2001, interest rates trended upward and our defensive strategy helped cushion the decline in net asset valuation. Cash equivalent reserves were kept low in order to maintain competitive returns, and our exposure to inverse floater product was increased to take advantage of an extremely favorable technical position in the short end of the tax-exempt market, resulting from aggressive Federal Reserve Board easings. At June 2001, interest rates were in the center of the recent fiscal year trading range.

We expect our strategy going forward to be to remain focused on achieving performance results through a more defensive structure, with more attention to the current yield portion of the total return equation. We also expect to continue to maintain a higher degree of credit quality since we believe that focusing on assets in the top rating categories should shield the Portfolio from most credit deterioration associated with the current economic slowdown.

Limited Maturity Portfolio
For the year ended June 30, 2001, the Limited Maturity Portfolio's Class A, Class B, Class C and Class D Shares had total returns of +6.07%, +5.69%, +5.59% and +5.96%, respectively. (Fund results shown do not reflect sales charges and would be lower if sales charges were included.) Limited Maturity Portfolio kept a fully invested stance for most of the fiscal year ended June 30, 2001, as we expected that a weakening economy and falling equity markets would cause the Federal Reserve Board to ease monetary policy. Low cash reserves and an average portfolio maturity close to the maximum allowed by the prospectus benefited performance, since the Fund's short-term nature is directly affected by Federal Reserve Board policy. However, because of the continued shareholder redemptions, we maintained a higher credit quality on average than our peer group in an effort to maintain liquidity.

With continued evidence of a weak economic environment and additional easing by the Federal Reserve Board, we maintained our relatively aggressive investment position for the Limited Maturity Portfolio during the second half of the fiscal year. The Portfolio's average maturity was kept between 1.6 years - 1.8 years with minimal cash reserves. The average credit quality continued to be AA1 in order to seek to provide insulation against any net asset value volatility and for liquidity in meeting shareholder redemptions. This aggressive investment position enhanced the Fund's performance, since the short-term portion of the yield curve benefited most from the Federal Reserve Board's reduction of interest rates.

In Conclusion
We appreciate your ongoing interest in Merrill Lynch Municipal Bond Fund, Inc., and we look forward to serving your investment needs in the months and years to come.


Sincerely,


(Terry K. Glenn)
Terry K. Glenn
President and Director


(Vincent R. Giordano)
Vincent R. Giordano
Senior Vice President


(Robert DiMella)
Robert DiMella
Vice President and Portfolio Manager
Insured Portfolio


(Walter O'Connor)
Walter O'Connor
Vice President and Portfolio Manager
National Portfolio


(Peter Hayes)
Peter Hayes
Vice President and Portfolio Manager
Limited Maturity Portfolio


August 15, 2001

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2001

PERFORMANCE DATA

About Fund Performance

Investors are able to purchase shares of the Fund through the Merrill Lynch Select Pricing(SM) System, which offers four pricing alternatives:

* Class A Shares incur a maximum initial sales charge (front-end load) of 4% and bear no ongoing distribution or account maintenance fees for Insured and National Portfolios. Limited Maturity Portfolio incurs a maximum initial sales charge (front-end load) of 1% and bears no ongoing distribution or account maintenance fees.

* Class B Shares are subject to a maximum contingent deferred sales charge of 4% if redeemed during the first year, decreasing 1% each year thereafter to 0% after the fourth year for Insured and National Portfolios. Limited Maturity Portfolio is subject to a maximum contingent deferred sales charge of 1% if redeemed within one year of purchase. In addition, Insured and National Portfolios are subject to a distribution fee of 0.50% and an account maintenance fee of 0.25%. Limited Maturity Portfolio is subject to a distribution fee of 0.20% and an account maintenance fee of 0.15%. All three classes of shares automatically convert to Class D Shares after approximately 10 years. (There is no initial sales charge for automatic share conversions.)

* Class C Shares are subject to a distribution fee of 0.55% and an account maintenance fee of 0.25% for Insured and National Portfolios. Limited Maturity Portfolio is subject to a distribution fee of 0.20% and an account maintenance fee of 0.15%. In addition, Class C Shares for all three Portfolios are subject to a 1% contingent deferred sales charge if redeemed within one year of purchase.

* Class D Shares incur a maximum initial sales charge of 4% and an account maintenance fee of 0.25% (but no distribution fee) for Insured and National Portfolios. Limited Maturity Portfolio incurs a maximum initial sales charge of 1% and an account maintenance fee of 0.10% (but no distribution fee).

None of the past results shown should be considered a representation of future performance. Performance results do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Figures shown in the "Recent Performance Results" and "Average Annual Total Return" tables assume reinvestment of all dividends and capital gains distributions at net asset value on the payable date. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Dividends paid to each class of shares will vary because of the different levels of account maintenance, distribution and transfer agency fees applicable to each class, which are deducted from the income available to be paid to shareholders.

Insured Portfolio's
Class A and Class B Shares

Total Return Based on a $10,000 Investment

A Line graphic illustrating the growth of a $10,000 investment in ML Municipal Bond Fund Insured Portfolio Class A and Class B Shares* compared with a similar investment in the Lehman Brothers Municipal Bond Index++++. Beginning and ending values are:

                                               6/91       6/01
ML Municipal Bond Fund--
Insured Portfolio--Class A Shares*            10,000     18,048

ML Municipal Bond Fund--
Insured Portfolio--Class B Shares*            10,000     17,414

Lehman Brothers Municipal Bond Index++++      10,000     19,967

*Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
++The Insured Portfolio invests primarily in long-term, investment-grade municipal bonds (bonds rated Baa or better) covered by portfolio insurance guaranteeing the timely payment of principal at maturity and interest.
++++This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years.

Insured Portfolio's
Class A and Class B Shares

Average Annual Total Return

                                    % Return Without  % Return With
Class A Shares*                       Sales Charge    Sales Charge**

One Year Ended 6/30/01                    +10.01%         +5.61%
Five Years Ended 6/30/01                  + 5.65          +4.79
Ten Years Ended 6/30/01                   + 6.52          +6.08

*Maximum sales charge is 4%.
**Assuming maximum sales charge.

                                         % Return        % Return
Class B Shares*                        Without CDSC    With CDSC**

One Year Ended 6/30/01                     +9.04%         +5.04%
Five Years Ended 6/30/01                   +4.82          +4.82
Ten Years Ended 6/30/01                    +5.70          +5.70

*Maximum contingent deferred sales charge is 4% and is reduced to 0% after 4 years.
**Assuming payment of applicable contingent deferred sales charge.

Insured Portfolio's
Class C and Class D Shares

Total Return Based on a $10,000 Investment

A Line graphic illustrating the growth of a $10,000 investment in ML Municipal Bond Fund Insured Portfolio Class C and Class D Shares* compared with a similar investment in the Lehman Brothers Municipal Bond Index++++. Beginning and ending values are :

                                            10/21/94**    6/01
ML Municipal Bond Fund--
Insured Portfolio--Class C Shares*            10,000     14,378

ML Municipal Bond Fund--
Insured Portfolio--Class D Shares*            10,000     14,349

Lehman Brothers Municipal Bond Index++++      10,000     16,107

*Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
**Commencement of operations.
++The Insured Portfolio invests primarily in long-term, investment-grade municipal bonds (bonds rated Baa or better) covered by portfolio insurance guaranteeing the timely payment of principal at maturity and interest.
++++This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years.
The starting date for the Index is from 10/31/94.

Insured Portfolio's
Class C and Class D Shares

Average Annual Total Return

                                         % Return        % Return
Class C Shares*                        Without CDSC    With CDSC**

One Year Ended 6/30/01                     +8.99%         +7.99%
Five Years Ended 6/30/01                   +4.77          +4.77
Inception (10/21/94) through 6/30/01       +5.58          +5.58

*Maximum contingent deferred sales charge is 1% and is reduced to 0% after 1 year.
**Assuming payment of applicable contingent deferred sales charge.

                                    % Return Without  % Return With
Class D Shares*                       Sales Charge    Sales Charge**

One Year Ended 6/30/01                     +9.74%         +5.35%
Five Years Ended 6/30/01                   +5.39          +4.53
Inception (10/21/94) through 6/30/01       +6.19          +5.54

*Maximum sales charge is 4%.
**Assuming maximum sales charge.

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2001

National Portfolio's
Class A and Class B Shares

Total Return Based on a $10,000 Investment

A Line graphic illustrating the growth of a $10,000 investment in ML Municipal Bond Fund National Portfolio Class A and Class B Shares* compared with a similar investment in the Lehman Brothers Municipal Bond Index++++. Beginning and ending values are:

                                               6/91       6/01
ML Municipal Bond Fund--
National Portfolio--Class A Shares*           10,000     18,546

ML Municipal Bond Fund--
National Portfolio--Class B Shares*           10,000     17,931

Lehman Brothers Municipal Bond Index++++      10,000     19,967

*Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
++The National Portfolio invests primarily in long-term municipal bonds rated in any rating category.
++++This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years.
Past performance is not predictive of future performance.

National Portfolio's
Class A and Class B Shares

Average Annual Total Return

                                    % Return Without  % Return With
Class A Shares*                       Sales Charge    Sales Charge**

One Year Ended 6/30/01                    +10.32%         +5.91%
Five Years Ended 6/30/01                  + 5.80          +4.94
Ten Years Ended 6/30/01                   + 6.81          +6.37

*Maximum sales charge is 4%.
**Assuming maximum sales charge.

                                         % Return        % Return
Class B Shares*                        Without CDSC    With CDSC**

One Year Ended 6/30/01                     +9.49%         +5.49%
Five Years Ended 6/30/01                   +5.00          +5.00
Ten Years Ended 6/30/01                    +6.01          +6.01

*Maximum contingent deferred sales charge is 4% and is reduced to 0% after 4 years.
**Assuming payments of applicable contingent deferred sales charge.

National Portfolio's
Class C and Class D Shares

Total Return Based on a $10,000 Investment

A Line graphic illustrating the growth of a $10,000 investment in ML Municipal Bond Fund National Portfolio Class C and Class D Shares* compared with a similar investment in the Lehman Brothers Municipal Bond Index++++. Beginning and ending values are:

                                             10/21/94     6/01
ML Municipal Bond Fund--
National Portfolio--Class C Shares*           10,000     14,573

ML Municipal Bond Fund--
National Portfolio--Class D Shares*           10,000     14,533

Lehman Brothers Municipal Bond Index++++      10,000     16,107

*Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
**Commencement of operations.
++The National Portfolio invests primarily in long-term municipal bonds rated in any rating category.
++++This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years. The starting date for the Index is from 10/31/94.
Past performance is not predictive of future performance.

National Portfolio's
Class C and Class D Shares

Average Annual Total Return

                                         % Return        % Return
Class C Shares*                        Without CDSC    With CDSC**

One Year Ended 6/30/01                     +9.33%         +8.33%
Five Years Ended 6/30/01                   +4.95          +4.95
Inception (10/21/94) through 6/30/01       +5.79          +5.79

*Maximum contingent deferred sales charge is 1% and is reduced to 0% after 1 year.
**Assuming payment of applicable contingent deferred sales charge.

                                    % Return Without  % Return With
Class D Shares*                       Sales Charge    Sales Charge**

One Year Ended 6/30/01                    +10.04%         +5.64%
Five Years Ended 6/30/01                  + 5.53          +4.67
Inception (10/21/94) through 6/30/01      + 6.39          +5.75

*Maximum sales charge is 4%.
**Assuming maximum sales charge.

Limited Maturity Portfolio's
Class A and Class B Shares

Total Return Based on a $10,000 Investment

A Line graphic illustrating the growth of a $10,000 investment in ML Municipal Bond Fund Limited Maturity Portfolio Class A Shares* compared with a similar investment in the Lehman Brothers Municipal Bond Index++++. and Lehman Brothers 3-Year General Obligation Bond Index++++++ Beginning and ending values are:

                                               6/91       6/01
ML Municipal Bond Fund--
Limited Maturity Portfolio--Class A Shares*   10,000     15,244

Lehman Brothers Municipal Bond Index++++      10,000     19,967

Lehman Brothers 3-Year General Obligation
Bond Index++++++                              10,000     17,129

A Line graphic illustrating the growth of a $10,000 investment in ML Municipal Bond Fund Limited Maturity Portfolio Class B Shares* compared with a similar investment in the Lehman Brothers Municipal Bond Index++++. and Lehman Brothers 3-Year General Obligation Bond Index++++++ Beginning and ending values are:

                                             11/02/92     6/01
ML Municipal Bond Fund--
Limited Maturity Portfolio--Class B Shares*   10,000     13,743

Lehman Brothers Municipal Bond Index++++      10,000     17,264

Lehman Brothers 3-Year General Obligation
Bond Index++++++                              10,000     15,380

*Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
**Commencement of operations.
++The Limited Maturity Portfolio invests primarily in investment-grade municipal bonds (bonds rated Baa or better) with a maximum maturity not to exceed 4 years. ++++This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years. The starting date for the Index is from 11/30/92.
++++++This unmanaged Index consists of state and local government obligation bonds that mature in 3 years--4 years, rated Baa or better. The starting date for the Index in the Class B Shares' graph is from 11/30/92.
Past performance is not predictive of future performance.

Limited Maturity Portfolio's
Class A and Class B Shares

Average Annual Total Return

                                    % Return Without  % Return With
Class A Shares*                       Sales Charge    Sales Charge**

One Year Ended 6/30/01                     +6.07%         +5.01%
Five Years Ended 6/30/01                   +4.28          +4.07
Ten Years Ended 6/30/01                    +4.41          +4.31

*Maximum sales charge is 1%.
**Assuming maximum sales charge.

                                         % Return        % Return
Class B Shares*                        Without CDSC    With CDSC**

One Year Ended 6/30/01                     +5.69%         +4.69%
Five Years Ended 6/30/01                   +3.93          +3.93
Inception (11/2/92) through 6/30/01        +3.74          +3.74

*Maximum contingent deferred sales charge is 1% and is reduced to 0% after 1 year.
**Assuming payment of applicable contingent deferred sales charge.

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2001

PERFORMANCE DATA (concluded)

Limited Maturity Portfolio's
Class C and Class D Shares

Total Return Based on a $10,000 Investment

A Line graphic illustrating the growth of a $10,000 investment in ML Municipal Bond Fund Limited Maturity Portfolio Class C and Class D Shares* compared with a similar investment in the Lehman Brothers Municipal Bond Index++++. and Lehman Brothers 3-Year General Obligation Bond Index++++++ Beginning and ending values are:

                                             10/21/94     6/01
ML Municipal Bond Fund--
Limited Maturity Portfolio--Class C Shares*   10,000     12,891

ML Municipal Bond Fund--
Limited Maturity Portfolio--Class D Shares*   10,000     13,059

Lehman Brothers Municipal Bond Index++++      10,000     16,107

Lehman Brothers 3-Year General Obligation
Bond Index++++++                              10,000     14,210

*Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
**Commencement of operations.
++The Limited Maturity Portfolio invests primarily in investment-grade municipal bonds (bonds rated Baa or better) with a maximum maturity not to exceed 4 years. ++++This unmanaged Index consists of revenue bonds, prerefunded bonds, general obligation bonds and insured bonds, all of which mature within 30 years. The starting date for the Index is from 10/31/94.
++++++This unmanaged Index consists of state and local government obligation bonds that mature in 3 years--4 years, rated Baa or better. The starting date for the Index is from 10/31/94. Past performance is not predictive of future performance.

Limited Maturity Portfolio's
Class C and Class D Shares

Average Annual Total Return

                                         % Return        % Return
Class C Shares*                        Without CDSC    With CDSC**

One Year Ended 6/30/01                     +5.59%         +4.59%
Five Years Ended 6/30/01                   +3.88          +3.88
Inception (10/21/94) through 6/30/01       +3.87          +3.87

*Maximum contingent deferred sales charge is 1% and is reduced to 0% after 1 year.
**Assuming payment of applicable contingent deferred sales charge.

                                    % Return Without  % Return With
Class D Shares*                       Sales Charge    Sales Charge**

One Year Ended 6/30/01                     +5.96%         +4.90%
Five Years Ended 6/30/01                   +4.19          +3.98
Inception (10/21/94) through 6/30/01       +4.23          +4.07

*Maximum sales charge is 1%.
**Assuming maximum sales charge.

Recent Performance Results*

                                                                                                   Ten Years/
                                                                                                    Since
                                                                   6-Month         12-Month        Inception       Standardized
                                                                    Total           Total            Total            30-Day
As of June 30, 2001                                                Return           Return          Return             Yield
ML Municipal Bond Fund, Inc. Insured Portfolio Class A Shares**    +2.48%          +10.01%          +88.01%            4.56%
ML Municipal Bond Fund, Inc. Insured Portfolio Class B Shares**    +1.96           + 9.04           +74.13             3.99
ML Municipal Bond Fund, Inc. Insured Portfolio Class C Shares**    +1.94           + 8.99           +43.79             3.94
ML Municipal Bond Fund, Inc. Insured Portfolio Class D Shares**    +2.35           + 9.74           +49.45             4.32
ML Municipal Bond Fund, Inc. National Portfolio Class A Shares**   +2.87           +10.32           +93.19             4.62
aML Municipal Bond Fund, Inc. National Portfolio Class B Shares**   +2.59           + 9.49           +79.32             4.05
ML Municipal Bond Fund, Inc. National Portfolio Class C Shares**   +2.46           + 9.33           +45.72             4.00
ML Municipal Bond Fund, Inc. National Portfolio Class D Shares**   +2.84           +10.04           +51.38             4.38
ML Municipal Bond Fund, Inc. Limited Maturity Portfolio
Class A Shares***                                                  +2.97           + 6.07           +53.98             3.05
ML Municipal Bond Fund, Inc. Limited Maturity Portfolio
Class B Shares***                                                  +2.89           + 5.69           +37.44             2.72
ML Municipal Bond Fund, Inc. Limited Maturity Portfolio
Class C Shares***                                                  +2.79           + 5.59           +28.91             2.72
ML Municipal Bond Fund, Inc. Limited Maturity Portfolio
Class D Shares***                                                  +2.92           + 5.96           +31.90             2.95

*Investment results shown do not reflect sales charges; results shown would be lower if a sales charge was included. Total investment returns are based on changes in net asset values for the periods shown, and assume reinvestment of all dividends and capital gains distributions at net asset value on the payable date.
**The Fund's ten-year/since inception periods are ten years for Class A & Class B Shares and from 10/21/94 for Class C & Class D Shares.
***The Fund's ten-year/since inception periods are ten years for Class A Shares; from 11/2/92 for Class B Shares; and from 10/21/94 for Class C & Class D Shares.

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2001

SCHEDULE OF INVESTMENTS                                                                                   (in Thousands)
                  Municipal Bonds                                                                         Insured Portfolio
                  S&P    Moody's    Face
STATE           Ratings  Ratings   Amount                           Issue                                          Value
Alabama--1.5%      AAA       Aaa     $ 1,585   Alabama Water Pollution Control Authority Revenue Bonds,
                                               Revolving Fund Loan, Series A, 6.75% due 8/15/2017 (b)            $    1,730
                   AAA       Aaa      10,000   Lauderdale County and Florence, Alabama, Health Care
                                               Authority, Revenue Refunding Bonds (Coffee Health Group),
                                               Series A, 6% due 7/01/2029 (e)                                        10,630
                   AAA       Aaa       7,000   University of Alabama, University Revenue Bonds (Birmingham),
                                               6% due 10/01/2020 (h)                                                  7,507

Arizona--1.3%      AAA       Aaa       6,750   Arizona State Municipal Financing Program, COP,
                                               Series 34, 7.25% due 8/01/2009 (g)                                     8,092
                   AAA       Aaa       8,400   Arizona State Transportation Board, Highway Revenue
                                               Bonds, 5.25% due 7/01/2012 (e)                                         8,882

California--10.5%                              ABC, California, Unified School District, GO (h):
                   AAA       Aaa       2,785    5.513%** due 8/01/2033                                                  456
                   AAA       Aaa       2,925    5.523%** due 8/01/2034                                                  452
                   AAA       Aaa       4,275   Cabrillo, California, Unified School District, GO,
                                               Series A, 5.621%** due 8/01/2020 (b)                                   1,512
                   A1+       VMIG1++  24,200   California Infrastructure and Economic Development Bank,
                                               Revenue Refunding Bonds (Independent System Operation
                                               Corporation Project), VRDN, Series A, 3.15% due 4/01/2008 (e)(f)      24,200
                   AAA       Aaa      31,500   California Pollution Control Financing Authority, PCR,
                                               Refunding (Pacific Gas & Electric), AMT, Series A,
                                               5.35% due 12/01/2016 (e)                                              31,466
                   AAA       Aaa       3,000   Encinitas, California, Unified School District, GO,
                                               5.571%** due 8/01/2019 (e)                                             1,128
                   AAA       Aaa      26,085   Los Angeles, California, Community College District, GO,
                                               Series A, 5.50% due 8/01/2019 (e)                                     27,086
                   AAA       Aaa      20,000   Los Angeles, California, Water and Power Revenue Refunding
                                               Bonds (Power System), Series A-A-1, 5.25% due 7/01/2019 (i)           20,186
                   AAA       Aaa       5,800   Oakland, California, Redevelopment Agency, Tax Allocation
                                               Refunding Bonds, INFLOS, 8.823% due 9/01/2019 (d)(e)                   6,279
                                               Rialto, California, Unified School District, GO, Series A (h):
                   AAA       Aaa      13,985    6.12%** due 6/01/2019                                                 5,307
                   AAA       Aaa      11,685    6.24%** due 6/01/2025                                                 3,082
                   AAA       Aaa      15,000   San Jose, California, Redevelopment Agency, Tax Allocation
                                               Refunding Bonds, DRIVERS, Series 158, 8.086% due 8/01/2014 (d)(e)     15,818

Colorado--4.1%     AAA       Aaa      19,250   Aurora, Colorado, COP, 6% due 12/01/2025 (b)                          20,711
                   NR*       Aaa      31,160   Denver, Colorado, City and County Airport Revenue Refunding
                                               Bonds, RIB, Series 153, 8.34% due 11/15/2025 (d)(e)                   32,931

District of        AAA       Aaa       7,495   District Columbia, GO, Refunding, DRIVERS, Series 152,
Columbia--0.6%                                 7.965% due 6/01/2013 (d)(i)                                            8,282

Florida--3.8%      AAA       Aaa       6,500   Dade County, Florida, Water and Sewer System Revenue Bonds,
                                               5.25% due 10/01/2026 (h)                                               6,472
                   NR*       Aaa       7,500   Escambia County, Florida, Health Facilities Authority,
                                               Health Facility Revenue Bonds, DRIVERS, Series 159,
                                               8.876% due 7/01/2020 (b)(d)                                            8,764
                                               Florida State Board of Education, Lottery Revenue Bonds,
                                               Series B (h):
                   AAA       Aaa       8,900    6% due 7/01/2013                                                      9,911
                   AAA       Aaa       9,435    6% due 7/01/2014                                                     10,441
                   AAA       Aaa       9,645    6% due 7/01/2015                                                     10,606
                   AAA       Aaa       2,240   West Coast Regional Water Supply Authority, Florida, Capital
                                               Improvement Revenue Bonds, 10.40% due 10/01/2010 (a)(b)                3,107

Georgia--3.3%                                  Georgia Municipal Electric Authority, Power Revenue Bonds,
                                               Series Y (b):
                   AAA       Aaa         490    6.40% due 1/01/2013 (c)                                                 567
                   AAA       Aaa       8,510    6.40% due 1/01/2013                                                   9,824
                                               Georgia Municipal Electric Authority, Power Revenue
                                               Refunding Bonds:
                   AAA       Aaa      20,000    Series EE, 7% due 1/01/2025 (b)                                      24,915
                   AAA       Aaa       5,000    Series Z, 5.50% due 1/01/2020 (e)                                     5,307
                   AAA       Aaa       2,490   Georgia State Municipal Electric Authority, Revenue Refunding
                                               Bonds, Series C, 5.25% due 1/01/2025 (e)                               2,524

Hawaii--0.8%       AAA       Aaa      10,000   Hawaii State Airport System, Revenue Refunding Bonds,
                                               6.45% due 7/01/2013 (e)                                               10,729

Illinois--9.9%     AAA       Aaa       2,000   Chicago, Illinois, O'Hare International Airport Revenue Bonds
                                               (Passenger Facility Charge), Series A, 5.625% due 1/01/2015 (b)        2,079
                   AAA       Aaa       2,000   Chicago, Illinois, O'Hare International Airport Revenue
                                               Refunding Bonds, Senior Lien, Series A, 5% due 1/01/2013 (e)           2,010
                   AAA       Aaa       3,250   Illinois Health Facilities Authority Revenue Bonds (Elmhurst
                                               Memorial Hospital), 6.625% due 1/01/2022 (h)                           3,354
                                               Illinois Health Facilities Authority, Revenue Refunding Bonds:
                   AAA       Aaa       3,740    (Methodist Medical Center), 5.50% due 11/15/2011 (e)                  3,966
                   AAA       NR*      14,450    RIB, Series 166, 8.94% due 2/15/2024 (b)(d)(j)                       15,599
                   A1        VMIG1++   1,500    (Resurrection Health), VRDN, Series A, 3.35% due 5/15/2029 (f)(i)     1,500
                                               Illinois Regional Transportation Authority Revenue Bonds (e):
                   AAA       Aaa      15,615    6.50% due 7/01/2026                                                  18,585
                   AAA       Aaa      26,000    Series A, 6.25% due 6/01/2004 (a)(b)                                 28,515
                   AAA       Aaa       3,000   Illinois State, GO, 5.75% due 5/01/2021 (e)                            3,115
                                               Kane, McHenry, Cook and DeKalb Counties, Illinois, United School
                                               District Number 300, GO (e):
                   AAA       Aaa       5,000    5.50% due 12/01/2013                                                  5,318
                   AAA       Aaa       5,500    5.50% due 12/01/2014                                                  5,808
                   AAA       Aaa       6,000    5.50% due 12/01/2015                                                  6,296
                   AAA       Aaa       7,000    5.50% due 12/01/2016                                                  7,310
                   AAA       Aaa       4,000    5.50% due 12/01/2017                                                  4,151
                   AAA       Aaa       5,000   Metropolitan Pier and Exposition Authority, Illinois, Dedicated
                                               State Tax Revenue Refunding Bonds (McCormick Plant
                                               Expansion Project), 5.50% due 12/15/2024 (h)                           5,075
                   NR*       Aaa       9,000   Northern Illinois University, Auxiliary Facilities System
                                               Revenue Refunding Bonds, 5.75% due 4/01/2022 (h)                       9,261
                   AAA       Aaa       6,905   Will and Kendall Counties, Illinois, Community Consolidated
                                               School District Number 202, GO, 5.75% due 12/30/2011 (i)               7,530

Indiana--1.0%      AAA       Aaa       5,555   Indiana State Office Building Commission, Facilities Revenue
                                               Bonds (Miami Correctional Facility--Phase 1), Series A, 5.50%
                                               due 7/01/2015 (b)                                                      5,800
                   AAA       Aaa       4,040   Indianapolis, Indiana, Local Public Improvement Revenue Bonds,
                                               7.90% due 2/01/2002 (a)(g)                                             4,057
                   AAA       Aaa       2,500   Penn, Indiana, High School Building Corporation Revenue Bonds,
                                               First Mortgage, 6.125% due 7/15/2005 (a)(e)                            2,757

Kansas--1.3%       AAA       Aaa      11,000   Kansas City, Kansas, Utility System Revenue Refunding and
                                               Improvement Bonds, 6.25% due 9/01/2014 (h)                            11,955
                   AAA       Aaa       5,145   Manhattan, Kansas, Hospital Revenue Bonds (Mercy Health
                                               Center), 5.50% due 8/15/2020 (i)                                       5,241

Portfolio Abbreviations
To simplify the listings of Merrill Lynch Municipal Bond Fund,
Inc.'s portfolio holdings in the Schedule of Investments, we have abbreviated the names of many of the securities according to the list at right.

ACES SM         Adjustable Convertible Extendable Securities
AMT             Alternative Minimum Tax (subject to)
BAN             Bond Anticipation Notes
COP             Certificates of Participation
DRIVERS         Derivative Inverse Tax-Exempt Receipts
EDA             Economic Development Authority
GO              General Obligation Bonds
HDA             Housing Development Authority
HFA             Housing Finance Agency
IDA             Industrial Development Authority
IDR             Industrial Development Revenue Bonds
INFLOS          Inverse Floating Rate Municipal Bonds
IRS             Inverse Rate Securities
LEVRRS          Leveraged Reverse Rate Securities
PCR             Pollution Control Revenue Bonds
RIB             Residual Interest Bonds
RITR            Residual Interest Trust Receipts
S/F             Single-Family
TAN             Tax Anticipation Notes
TRAN            Tax Revenue Anticipation Notes
VRDN            Variable Rate Demand Notes

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2001

SCHEDULE OF INVESTMENTS (continued)                                                                           (in Thousands)
                     Municipal Bonds                                                                         Insured Portfolio
                     S&P    Moody's    Face
STATE              Ratings  Ratings   Amount      Issue                                                               Value
Kentucky--0.1%        A1     VMIG1++    $ 1,600   Kentucky Economic Development Finance Authority, Hospital
                                                  Facilities Revenue Refunding Bonds (Baptist Healthcare),
                                                  VRDN, Series C, 3.30% due 8/15/2031 (e)(f)                        $    1,600

Maryland--0.4%        AAA    Aaa          4,400   Maryland State Health and Higher Educational Facilities
                                                  Authority Revenue Bonds (University of Maryland Medical
                                                  System), Series B, 7% due 7/01/2022 (h)                                5,444

Massachusetts--2.1%   AAA    Aaa          2,715   Massachusetts Educational Loan Authority, Education Loan
                                                  Revenue Bonds, AMT, Issue D, Series A, 7.25% due 1/01/2009 (e)         2,778
                      AAA    Aaa         10,000   Massachusetts State Health and Educational Facilities
                                                  Authority Revenue Bonds (Beth Israel Deaconess Medical
                                                  Center), INFLOS, Series G-4, 8.573% due 7/01/2025 (b)(d)              10,500
                      AAA    Aaa          3,100   Massachusetts State Health and Educational Facilities
                                                  Authority, Revenue Refunding Bonds (Saint Elizabeth's
                                                  Hospital), LEVRRS, Series E, 10.37% due 8/15/2021 (d)(i)               3,243
                      AAA    Aaa         10,000   Route 3 North Transit Improvement Association, Massachusetts,
                                                  Lease Revenue Bonds, 5.75% due 6/15/2025 (e)                          10,448

Michigan--1.5%        AAA    Aaa          6,915   Michigan State, HDA, Rental Housing Revenue Refunding
                                                  Bonds, Series B, 6.15% due 10/01/2015 (e)                              7,242
                      AAA    Aaa         10,000   Michigan State Strategic Fund, Limited Obligation Revenue
                                                  Refunding Bonds (Detroit Edison Company), Series AA,
                                                  6.40% due 9/01/2025 (e)                                               10,703
                      NR*    VMIG1++      1,700   Michigan State Strategic Fund, PCR, Refunding (Consumers
                                                  Power Project), VRDN, 3.30% due 4/15/2018 (b)(f)                       1,700

Minnesota--1.6%       NR*    Aaa          5,860   Delano, Minnesota, Independent School District
                                                  Number 879, GO, Series A, 5.875% due 2/01/2025 (i)(k)                  6,219
                      AAA    Aaa          5,910   Minneapolis and Saint Paul, Minnesota, Metropolitan
                                                  Airports Commission, Airport Revenue Bonds, AMT, Series B,
                                                  6.20% due 1/01/2017 (h)                                                6,417
                                                  Sauk Rapids, Minnesota, Independent School District
                                                  Number 047, GO, Series A (e):
                      NR*    Aaa          3,735    5.65% due 2/01/2020                                                   3,896
                      NR*    Aaa          4,440    5.70% due 2/01/2021                                                   4,651

Mississippi--1.0%     AAA    Aaa          1,320   Harrison County, Mississippi, Wastewater Management District,
                                                  Revenue Refunding Bonds (Wastewater Treatment Facilities),
                                                  Series A, 8.50% due 2/01/2013 (h)                                      1,760
                      NR*    Aaa         10,000   Mississippi Hospital Equipment and Facilities Authority
                                                  Revenue Bonds (Forrest County General Hospital Project),
                                                  6% due 1/01/2030 (i)                                                  10,591

Missouri--1.8%                                    Kansas City, Missouri, Airport Revenue Refunding and
                                                  Improvement Bonds, Series A (e):
                      AAA    Aaa         12,990    5.50% due 9/01/2013                                                  13,758
                      AAA    Aaa          9,000    5.50% due 9/01/2014                                                   9,488

Nevada--4.2%                                      Director for the State of Nevada, Department of Business and
                                                  Industry Revenue Bonds (Las Vegas Monorail Company) (b):
                      AAA    Aaa          7,595    5.94%** due 1/01/2024                                                 2,158
                      AAA    Aaa          5,425    5.95%** due 1/01/2025                                                 1,451
                      AAA    Aaa          5,445    5.96%** due 1/01/2026                                                 1,374
                      AAA    Aaa          3,000    5.97%** due 1/01/2027                                                   715
                      AAA    Aaa          5,000    5.97%** due 1/01/2028                                                 1,121
                      AAA    Aaa         45,000   Washoe County, Nevada, Water Facility Revenue Bonds (Sierra
                                                  Pacific Power Company), AMT, 6.65% due 6/01/2017 (e)                  47,650

New Jersey--4.7%      AAA    Aaa          6,810   Cape May County, New Jersey, Industrial Pollution Control
                                                  Financing Authority, Revenue Refunding Bonds (Atlantic City
                                                  Electric Company Project), Series A, 6.80% due 3/01/2021 (e)           8,290
                      NR*    Aaa         12,500   New Jersey EDA, Natural Gas Facilities Revenue Refunding Bonds
                                                  (NUI Corporation), RIB, Series 371, 9.79% due 10/01/2022 (b)(d)       14,340
                      AAA    Aaa         12,420   New Jersey State Housing and Mortgage Finance Agency, Home
                                                  Buyer Revenue Bonds, AMT, Series M, 7% due 10/01/2026 (e)             13,118
                                                  Salem County, New Jersey, Industrial Pollution Control
                                                  Financing Authority, Revenue Refunding Bonds (Public Service
                                                  Electric & Gas), RIB (d)(e):
                      AAA    Aaa         10,000    Series 380, 9.59% due 6/01/2031                                      11,316
                      AAA    Aaa         12,500    Series 381, 9.49% due 8/01/2030                                      14,170

New Mexico--0.5%      AAA    Aaa          5,585   Santa Fe County, New Mexico, Correctional System Revenue
                                                  Bonds, 6% due 2/01/2027 (i)                                            6,297

New York--8.2%        AAA    Aaa         13,000   Long Island Power Authority, New York, Electric System
                                                  Revenue Refunding Bonds, Series A, 5.50% due 12/01/2029 (e)           13,190
                      AAA    Aaa          5,000   Nassau Health Care Corporation, New York, Health System
                                                  Revenue Bonds (Nassau County), 6% due 8/01/2011 (i)                    5,628
                      NR*    Aaa         12,075   New York City, New York, City Municipal Water Finance
                                                  Authority, Water and Sewer System Revenue Bonds, RIB, Series
                                                  158, 8.68% due 6/15/2026 (d)(e)                                       13,227
                                                  New York City, New York, GO, Refunding, Series G:
                      AAA    Aaa          7,655    5.75% due 2/01/2014 (e)                                               8,108
                      AAA    NR*          5,155    5.75% due 2/01/2017 (i)                                               5,456
                      AAA    Aaa         21,000   New York City, New York, GO, Series I, 6% due 4/15/2012 (i)           23,215
                      AAA    Aaa         10,000   New York State Dormitory Authority, Revenue Refunding Bonds
                                                  (Mental Health Services), Series A, 5.75% due 8/15/2022 (e)           10,477
                      NR*    Aaa         20,000   New York State Local Government Assistance Corporation, Revenue
                                                  Refunding Bonds, RIB, Series 468X, 8.17% due 4/01/2021 (d)(h)         20,619
                      AAA    Aaa            160   New York State Medical Care Facilities Finance Agency Revenue
                                                  Bonds, Series E, 6.25% due 8/15/2019 (h)                                 172
                                                  Niagara Falls, New York, GO, Public Improvement (e):
                      AAA    Aaa          2,975    6.90% due 3/01/2023                                                   3,254
                      AAA    Aaa          3,190    6.90% due 3/01/2024                                                   3,490

North Carolina                                    Piedmont Triad Airport Authority, North Carolina, Airport
--0.7%                                            Revenue Refunding Bonds, Series A (i):
                      AAA    Aaa          2,595    5.25% due 7/01/2014                                                   2,697
                      AAA    Aaa          1,320    5.25% due 7/01/2016                                                   1,353
                                                  Raleigh-Durham, North Carolina, Airport Authority,
                                                  Airport Revenue Bonds, Series A (h):
                      NR*    Aaa          2,530    5.25% due 11/01/2018                                                  2,567
                      NR*    Aaa          2,545    5.25% due 11/01/2019                                                  2,574

Ohio--1.3%                                        Ohio State Water Development Authority, Pollution Control
                                                  Facilities Revenue Bonds (Water Control Loan Fund--Water
                                                  Quality Series)(e):
                      AAA    Aaa          3,575    5.50% due 12/01/2010                                                  3,832
                      AAA    Aaa          3,175    5.50% due 6/01/2012                                                   3,369
                      AAA    Aaa          3,420    5.50% due 6/01/2013                                                   3,611
                      AAA    Aaa          6,000    5.50% due 6/01/2014                                                   6,301

Oklahoma--0.6%        AAA    Aaa          6,385   Oklahoma State IDR, Refunding (Health System), Series A,
                                                  6.25% due 8/15/2016 (e)                                                6,973
                      A1+    VMIG1++        300   Oklahoma State Industries Authority Revenue Refunding Bonds
                                                  (Integris Baptist), VRDN, Series B, 3.30% due 8/15/2029 (e)(f)           300

Oregon--1.1%          AAA    Aaa          8,700   Oregon State Department, Administrative Services, COP,
                                                  Series A, 6.25% due 5/01/2010 (a)(b)                                  10,044
                      AAA    Aaa          3,865   Port of Portland, Oregon, Airport Revenue Refunding Bonds
                                                  (Portland International Airport), AMT, Series 7-B, 7.10%
                                                  due 1/01/2012 (a)(e)                                                   4,644

Pennsylvania--2.3%                                Philadelphia, Pennsylvania, GO (i):
                      AAA    Aaa          3,000    5.25% due 9/15/2015                                                   3,080
                      AAA    Aaa          3,200    5.25% due 9/15/2016                                                   3,268
                      AAA    Aaa          4,155    5.25% due 9/15/2017                                                   4,221
                      AAA    Aaa          6,000   Philadelphia, Pennsylvania, Gas Works Revenue Bonds,
                                                  12th Series B, 7% due 5/15/2020 (c)(e)                                 7,273
                      AAA    Aaa         11,700   Southeastern Pennsylvania Transportation Authority,
                                                  Special Revenue Bonds, 5.375% due 3/01/2022 (h)                       11,827

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2001

SCHEDULE OF INVESTMENTS (concluded)                                                                             (in Thousands)
                       Municipal Bonds                                                                         Insured Portfolio
                       S&P    Moody's    Face
STATE                Ratings  Ratings   Amount      Issue                                                               Value
Puerto Rico--0.5%       AAA       Aaa     $ 5,985   Puerto Rico Electric Power Authority, Power Revenue
                                                    Bonds, Trust Receipts, Class R, Series 16 HH,
                                                    8.824% due 7/01/2013 (d)(i)                                       $    7,050

Rhode Island--0.6%      AAA       Aaa       6,815   Rhode Island State Economic Development Corporation,
                                                    Airport Revenue Bonds, Series B, 6% due 7/01/2028 (h)                  7,294

South Carolina--1.7%                                South Carolina State Public Service Authority, Revenue
                                                    Refunding Bonds, Series A (b):
                        AAA       Aaa      17,090    6.375% due 7/01/2021                                                 17,852
                        AAA       Aaa       4,200    6.25% due 1/01/2022                                                   4,484

Tennessee --1.4%                                    Putnam County, Tennessee, School GO (h):
                        NR*       Aaa       4,450    5.375% due 4/01/2018                                                  4,570
                        NR*       Aaa       3,750    5.50% due 4/01/2019                                                   3,879
                        NR*       Aaa       4,000    5.50% due 4/01/2020                                                   4,129
                        NR*       VMIG1++   5,900   Sevier County, Tennessee, Public Building Authority,
                                                    Local Government Public Improvement Revenue Bonds,
                                                    VRDN, Series IV-B-5, 3.05% due 6/01/2022 (f)(i)                        5,900

Texas--6.8%             AAA       Aaa      11,190   Austin, Texas, Utility System Revenue Bonds, Combined,
                                                    9.25% due 11/15/2008 (a)(e)                                           12,948
                        AAA       Aaa       6,000   Brazos River Authority, Texas, PCR, Refunding (Texas
                                                    Utilities Electric Company Project), AMT, 6.50% due 12/01/2027 (b)     6,297
                        AAA       Aaa      12,000   Brazos River Authority, Texas, PCR (Texas Utilities Electric
                                                    Company Project), AMT, Series B, 6.625% due 6/01/2022 (h)             12,548
                        AAA       NR*      17,975   Dallas-Fort Worth, Texas, International Airport Revenue Bonds,
                                                    DRIVERS, AMT, Series 202, 8.95% due 11/01/2028 (d)(h)                 19,582
                        AAA       Aaa       2,750   Harris County, Texas, Toll Road Revenue Refunding Bonds,
                                                    Series A, 6.50% due 8/15/2017 (b)                                      2,891
                        AAA       Aaa       3,500   Houston, Texas, Water Conveyance System Contract, COP,
                                                    Series J, 6.25% due 12/15/2013 (b)                                     3,982
                        AAA       Aaa      11,800   Matagorda County, Texas, Navigation District Number 1,
                                                    Revenue Refunding Bonds (Houston Light and Power
                                                    Company), Series A, 6.70% due 3/01/2027 (b)                           12,275
                        A1+       NR*       1,000   North Central Texas, Health Facility Development Corporation
                                                    Revenue Bonds (Methodist Hospitals--Dallas), VRDN, Series B,
                                                    3.30% due 10/01/2015 (f)(g)                                            1,000
                        A1+       VMIG1++   3,000   Sabine River Authority, Texas, PCR, Refunding (Texas
                                                    Utilities Electric Company Project), VRDN, Series A,
                                                    3.30% due 3/01/2026 (b)(f)                                             3,000
                        AAA       Aaa       6,000   San Antonio, Texas, Electric and Gas Revenue Bonds,
                                                    5.375% due 2/01/2018 (e)                                               6,054
                        AAA       Aaa       7,430   Southwest Higher Education Authority Incorporated,
                                                    Revenue Refunding Bonds, Series B, 6.25% due 10/01/2022 (h)            7,780

Utah--1.9%              A1        VMIG1++     800   Emery County, Utah, PCR, Refunding (Pacificorp Projects),
                                                    VRDN, 3.30% due 11/01/2024 (b)(f)                                        800
                                                    Utah State Building Ownership Authority, Lease Revenue Refunding
                                                    Bonds (State Facilities Master Lease Program), Series C (i):
                        AAA       Aaa       3,995    5.50% due 5/15/2012                                                   4,307
                        AAA       Aaa       3,000    5.50% due 5/15/2013                                                   3,225
                        AAA       NR*       9,535   Utah Transit Authority, Sales Tax and Transportation Revenue
                                                    Bonds (Salt Lake County Light Rail Transit Project), 5.375%
                                                    due 12/15/2022 (i)                                                     9,602
                                                    Utah Water Finance Agency Revenue Bonds (Pooled Loan
                                                    Financing Program), Series A (b):
                        NR*       Aaa       2,515    5.75% due 10/01/2015                                                  2,692
                        NR*       Aaa       3,770    6% due 10/01/2020                                                     4,064

Virginia--2.5%          AAA       Aaa      19,755   Fairfax County, Virginia, EDA, Resource Recovery Revenue
                                                    Refunding Bonds, AMT, Series A, 6.10% due 2/01/2011 (b)               22,266
                                                    Virginia State, HDA, Commonwealth Mortgage Revenue Bonds,
                                                    AMT, Series A, Sub-Series A-4 (e):
                        AAA       Aa1       2,285    5.40% due 1/01/2011                                                   2,386
                        AAA       Aaa       2,270    5.50% due 1/01/2012                                                   2,370
                        AAA       Aaa       5,000    6.30% due 7/01/2014                                                   5,169

Washington--6.1%        AAA       Aaa      15,000   Energy Northwest, Washington, Electric Revenue Refunding
                                                    Bonds (Project Number 3), Series A, 5.50% due 7/01/2017 (i)           15,513
                        AAA       Aaa      33,535   Seattle, Washington, Municipal Light and Power Revenue
                                                    Bonds, 6.625% due 7/01/2004 (a)(h)                                    37,206
                        AAA       Aaa      18,000   Tacoma, Washington, Electric System Revenue Refunding
                                                    Bonds, Series A, 5.75% due 1/01/2019 (i)                              18,853
                        AAA       Aaa       9,000   Washington State, GO, Series A, 4.50% due 7/01/2023 (i)                7,976

West Virginia--1.9%     AAA       Aaa      11,465   Mason County, West Virginia, PCR, Refunding (Appalachian
                                                    Power Company), 6.85% due 6/01/2022 (e)                               12,021
                        AAA       Aaa      12,250   Pleasants County, West Virginia, PCR, Refunding
                                                    (Potomac-Pleasants), Series C, 6.15% due 5/01/2015 (b)                13,057

Wisconsin--4.4%                                     Milwaukee County, Wisconsin, Airport Revenue Bonds,
                                                    AMT, Series A (h):
                        NR*       Aaa       2,625    6% due 12/01/2012                                                     2,872
                        NR*       Aaa       3,675    6% due 12/01/2013                                                     3,991
                        NR*       Aaa       3,675    6% due 12/01/2014                                                     3,968
                        NR*       Aaa       3,675    6% due 12/01/2015                                                     3,948
                        AAA       Aaa       9,000   Superior, Wisconsin, Limited Obligation Revenue Refunding Bonds
                                                    (Midwest Energy Resources), Series E, 6.90% due 8/01/2021 (h)         10,941
                        AAA       Aaa       4,650   Wisconsin Public Power Inc., Power Supply System Revenue Bonds,
                                                    Series A, 5.75% due 7/01/2023 (e)                                      4,804
                                                    Wisconsin State, GO, AMT, Series B (e):
                        AAA       Aaa       7,920    6.50% due 5/01/2020                                                   8,458
                        AAA       Aaa      17,130    6.50% due 5/01/2025                                                  18,293

                        Total Investments (Cost--$1,211,868)--98.0%                                                    1,277,691
                        Variation Margin on Financial Futures Contracts***--0.0%                                             425
                        Other Assets Less Liabilities--2.0%                                                               26,271
                                                                                                                      ----------
                        Net Assets--100.0%                                                                            $1,304,387
                                                                                                                      ==========

(a) Prerefunded.
(b) AMBAC Insured.
(c) Escrowed to maturity.
(d) The interest rate is subject to change periodically and inversely based upon prevailing market rates. The interest rate shown is the rate in effect at June 30, 2001.
(e) MBIA Insured.
(f) The interest rate is subject to change periodically based upon prevailing market rates. The interest rate shown is the rate in effect at June 30, 2001.
(g) BIG Insured.
(h) FGIC Insured.
(i) FSA Insured.
(j)FHA Insured.
(k) All or a portion of security held as collateral in connection with open financial futures contracts.
*Not rated.
**Represents a zero coupon or step bond; the interest rate shown reflects the effective yield at the time of purchase by the Fund.
***Financial futures contracts sold as of June 30, 2001 were as follows:

Number oF                            Expiration
Contracts        Issue                 Date                Value

850          US Treasury Note      September 2001       $ 87,563,281

Total Financial Futures Contracts Sold
(Total Contract Price--$88,028,125)                     $ 87,563,281
                                                        ============

++Highest short-term rating issued by Moody's Investors Service, Inc. Ratings of shares shown have not been audited by Deloitte & Touche LLP.

See Notes to Financial Statements.

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2001

SCHEDULE OF INVESTMENTS                                                                                         (in Thousands)
                       Municipal Bonds                                                                        National Portfolio
                       S&P    Moody's    Face
STATE                Ratings  Ratings   Amount      Issue                                                               Value
Alabama--0.4%           AAA       Aaa     $ 3,820   Alabama Incentives Financing Authority, Special Obligation
                                                    Revenue Refunding Bonds, Series A, 6% due 10/01/2029 (c)          $    4,098

Alaska--3.4%            AAA       Aaa       3,000   Alaska State Housing Financial Corporation, General
                                                    Mortgage Revenue Refunding, Series A, 6% due 6/01/2027 (f)             3,138
                                                    Anchorage, Alaska, School, GO, Series B (e):
                        AAA       Aaa       1,760    5.875% due 12/01/2016                                                 1,891
                        AAA       Aaa       2,100    5.875% due 12/01/2017                                                 2,246
                        AA+       NR*      27,150   Valdez, Alaska, Marine Terminal Revenue Refunding Bonds
                                                    (Sohio Pipeline--British Petroleum Oil), 7.125% due 12/01/2025        28,383

Arizona--1.5%           AAA       Aaa       1,620   Gilbert, Arizona, Water and Sewer Revenue Refunding
                                                    Bonds, 6.50% due 7/01/2022 (e)                                         1,754
                        AAA       Aaa       2,330   Phoenix, Arizona, Civic Improvement Corporation, Municipal
                                                    Facilities, Excise Tax Revenue Bonds, 5.75% due 7/01/2016 (e)          2,506
                                                    Phoenix, Arizona, Civic Improvement Corporation, Water System
                                                    Revenue Bonds, Junior Lien (i):
                        AA-       Aaa       2,000    5.625% due 7/01/2006                                                  2,170
                        AA-       Aaa       2,315    6% due 7/01/2006                                                      2,551
                        NR*       B3        5,000   Phoenix, Arizona, IDA, Airport Facility Revenue Refunding Bonds
                                                    (America West Airlines Inc. Project), AMT, 6.30% due 4/01/2023         4,086
                        NR*       Aaa         500   Phoenix, Arizona, IDA Revenue Bonds (Camelback Crossing),
                                                    6.20% due 9/20/2020 (d)                                                  534
                        AA        NR*       1,200   Tucson, Arizona, IDA, Senior Living Facilities Revenue Bonds
                                                    (Christian Care Tucson Inc. Project), Series A, 6.125% due
                                                    7/01/2024                                                              1,266
                        AAA       Aaa       1,000   University of Arizona, COP (University of Arizona Parking
                                                    and Student Housing), 5.75% due 6/01/2019 (c)                          1,053

California--6.5%        AAA       Aaa      11,740   Alameda County, California, COP (Financing Project),
                                                    6% due 9/01/2021 (f)                                                  12,502
                                                    California Pollution Control Financing Authority, PCR,
                                                    Refunding (Pacific Gas and Electric), VRDN (a):
                        A1+       NR*      12,200    AMT, Series B, 3.60% due 11/01/2026                                  12,200
                        A1+       NR*       8,900    Series C, 3.65% due 11/01/2026                                        8,900
                        NR*       NR*       4,000   Long Beach, California, Special Tax Bonds (Community
                                                    Facilities District No. 3--Pine Ave.), 6.375% due 9/01/2023            4,143
                        NR*       Aa3      20,000   Los Angeles, California, Department of Water and Power,
                                                    Electric Plant Revenue Refunding Bonds, RIB, Series 370,
                                                    9.12% due 2/15/2024 (g)                                               23,349
                        NR*       NR*       5,000   San Francisco California, City and County Redevelopment
                                                    Agency Revenue Bonds (Community Facilities District Number
                                                    6--Mission), 6% due 8/01/2021                                          4,959
                        NR*       Aaa       1,075   San Francisco, California, Uptown Parking Corporation,
                                                    Parking Revenue Bonds (Union Square), 6% due 7/01/2020 (f)             1,136

Colorado--4.5%          AAA       Aaa      25,000   Colorado Department of Transit, TRAN, 6% due 6/15/2014 (c)            27,629
                                                    Denver, Colorado, City and County Airport Revenue Bonds, AMT:
                        A         A2        2,575    Series A, 7.50% due 11/15/2023                                        2,870
                        A         A2        9,710    Series B, 7.25% due 11/15/2023                                       10,320
                        AAA       Aaa       3,685   Larimer County, Colorado, Poudre School District Number
                                                    R-1, GO, 6% due 12/15/2016 (e)                                         4,033
                        BB+       Ba1       1,615   Northwest Parkway, Colorado, Public Highway Authority
                                                    Revenue Bonds, First Tier, Sub-Series D, 7.125% due 6/15/2041          1,597
Connecticut--0.1%       A1+       VMIG1++   1,000   Connecticut State Health and Educational Facilities Authority
                                                    Revenue Bonds (Yale University), VRDN, Series T-1,
                                                    2.40% due 7/01/2029 (a)                                                1,000

Florida--5.9%           NR*       NR*       2,600   Brooks of Bonita Springs II, Florida, Community Development
                                                    District, Capital Improvement Revenue Bonds, Series B, 6.60%
                                                    due 5/01/2007                                                          2,627
                        NR*       Aaa       2,725   Duval County, Florida, School Board, COP, 5.75% due 7/01/2017 (h)      2,864
                        AAA       Aaa       6,330   Florida HFA, Revenue Bonds (Antigua Club Apartments), AMT,
                                                    Series A-1, 7% due 2/01/2035 (c)                                       6,735
                        AA+       Aaa      10,500   Florida State Board of Education, Capital Outlay, GO (Public
                                                    Education), Series B (i), 5.875% due 6/01/2005                        11,463
                        AAA       Aaa       5,200   Florida State, GO (Department of Transportation--Right of Way),
                                                    5.875% due 7/01/2005 (f)(i)                                            5,689
                        NR*       NR*       2,305   Heritage Isles, Florida, Community Development District, BAN,
                                                    6.30% due 8/01/2001                                                    2,305
                        AA-       Aa3       9,500   Jacksonville, Florida, Electric Authority, Water and Sewer
                                                    Revenue Bonds, Series A, 6% due 10/01/2024                            10,269
                        AAA       Aaa       4,500   Lee County, Florida, Transportation Facilities Revenue Bonds,
                                                    5.75% due 10/01/2022 (f)                                               4,669
                        NR*       NR*         565   Mediterra, Florida, South Community Development District,
                                                    Capital Improvement Revenue Bonds, Series B, 6.25% due 5/01/2004         568
                        AAA       NR*       1,690   Orange County, Florida, HFA, Mortgage Revenue Bonds, AMT,
                                                    Series A, 8.375% due 3/01/2021 (b)(d)                                  1,697
                        AAA       Aaa       5,000   Orange County, Florida, Tourist Development, Tax Revenue Bonds,
                                                    5.50% due 10/01/2020 (c)                                               5,136
                        AAA       Aaa       2,000   Saint Lucie, Florida, West Services District, Utility Revenue
                                                    Refunding Bonds, Senior Lien, 6% due 10/01/2022 (f)                    2,179
                        NR*       NR*       4,810   Stoneybrook West, Florida, Community Development District, Special
                                                    Assessment Revenue Bonds, Series B, 6.45% due 5/01/2010                4,871

Georgia--1.8%           AAA       Aaa       9,000   Atlanta, Georgia, Water and Sewer Revenue Bonds,
                                                    5.25% due 1/01/2007 (e)(i)                                             9,669
                        AAA       Aaa       5,210   College Park, Georgia, Business and IDA, Revenue Bonds
                                                    (Civic Center Project), 5.75% due 9/01/2026 (c)                        5,527
                        AAA       Aaa       3,450   Fulton County, Georgia, Development Authority Revenue Bonds
                                                    (Morehouse College Project), 5.875% due 12/01/2030 (c)                 3,675

Illinois--7.6%          AAA       NR*      10,620   Chicago, Illinois, Board of Education, GO, DRIVERS,
                                                    Series 199, 8.20% due 12/01/2020 (c)(g)                               11,555
                                                    Chicago, Illinois, GO (Neighborhoods Alive 21 Program) (e):
                        AAA       Aaa       1,400    5.875% due 1/01/2019                                                  1,486
                        AAA       Aaa      10,000    Series A, 6.50% due 7/01/2010 (i)                                    11,705
                        AAA       Aaa       2,000   Chicago, Illinois, GO, Series A, 6.125% due 7/01/2010 (e)(i)           2,282
                        AAA       Aaa       8,000   Chicago, Illinois, O'Hare International Airport, General
                                                    Airport Revenue Refunding Bonds, Second Lien, Series A,
                                                    6.375% due 1/01/2012 (f)                                               8,708
                        AAA       Aaa       2,265   Chicago, Illinois, Park District, GO, Refunding, Series B,
                                                    5.75% due 1/01/2015 (e)                                                2,413
                        AAA       Aaa       1,500   Chicago, Illinois, Park District, GO, Series A, 5.75%
                                                    due 1/01/2016 (e)                                                      1,590
                        AAA       Aaa       3,210   Cicero, Illinois, GO, Refunding (Corporate Purpose), 6%
                                                    due 12/01/2028 (f)                                                     3,439
                        NR*       Aaa       7,000   Decatur, Illinois, GO, Refunding, 6% due 3/01/2025 (e)                 7,364
                        AA        Aa1          50   Illinois HDA, Residential Mortgage Revenue Bonds, RIB, AMT,
                                                    10.525% due 2/01/2018 (g)                                                 53
                                                    Illinois State, GO, 1st Series (f):
                        AAA       Aaa       8,890    5.75% due 12/01/2015                                                  9,517
                        AAA       Aaa       3,745    5.75% due 12/01/2016                                                  3,989
                        AAA       Aaa       4,000    5.75% due 12/01/2017                                                  4,238
                        AAA       Aa2       3,000   Illinois State, Sales Tax Revenue Bonds, 6% due 6/15/2020              3,226
                        AA+       Aa1       2,000   Lake County, Illinois, Forest Preservation District, GO
                                                    (Land Acquisition and Development), 5.75% due 12/15/2016               2,131
                        NR*       A2        4,400   Southwestern Illinois Development Authority, Sewer
                                                    Facilities Revenue Bonds (Monsanto Company Project),
                                                    AMT, 7.30% due 7/15/2015                                               4,803

Indiana--1.4%           AAA       NR*       2,000   Indiana Bond Bank Revenue Bonds (State Revolving Fund
                                                    Program), Series A, 5.875% due 8/01/2012                               2,206
                        NR*       NR*       2,595   Indiana State Educational Facilities Authority, Revenue Refunding
                                                    Bonds (Saint Joseph's College Project), 7% due 10/01/2029              2,714
                        AA        NR*       9,100   Indianapolis, Indiana, Local Public Improvement Bond Bank
                                                    Revenue Refunding Bonds, Series D, 6.75% due 2/01/2020                 9,694

Iowa--1.1%              AAA       Aaa       1,000   Iowa City, Iowa, Sewer Revenue Bonds, 5.75% due 7/01/2021 (f)          1,026
                        NR*       NR*       9,000   Iowa Finance Authority, Health Care Facilities Revenue
                                                    Refunding Bonds (Care Initiatives Project), 9.25% due 7/01/2025       10,731

Kansas--2.3%                                        Wichita, Kansas, Hospital Revenue Refunding Bonds, RIB (f)(g):
                        AAA       Aaa      12,000    Series III-A, 9.705% due 10/20/2017                                  13,035
                        AAA       Aaa      10,000    Series III-B, 9.908% due 10/21/2022                                  10,875

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2001

SCHEDULE OF INVESTMENTS (continued)                                                                               (in Thousands)
                         Municipal Bonds                                                                        National Portfolio
                         S&P    Moody's    Face
STATE                  Ratings  Ratings   Amount      Issue                                                               Value
Kentucky--0.8%            A-        A3      $ 8,000   Perry County, Kentucky, Solid Waste Disposal Revenue Bonds
                                                      (TJ International Project), AMT, 7% due 6/01/2024                 $    8,419

Louisiana--4.8%           NR*       A3       34,000   Lake Charles, Louisiana, Harbor and Terminal District,
                                                      Port Facilities Revenue Refunding Bonds (Trunkline
                                                      Long Company Project), 7.75% due 8/15/2022                            36,228
                          BB-       NR*      13,000   Port New Orleans, Louisiana, IDR, Refunding (Continental
                                                      Grain Company Project), 7.50% due 7/01/2013                           13,166

Maine--1.1%               BBB       Baa3      3,445   Maine Finance Authority, Solid Waste Recycling Facilities
                                                      Revenue Bonds (Great Northern Paper Project--
                                                      Bowater), AMT, 7.75% due 10/01/2022                                    3,591
                          AA        NR*       7,500   Maine State Housing Authority, Mortgage Purpose Revenue Bonds,
                                                      DRIVERS, AMT, Series 170, 8.91% due 11/15/2028 (g)                     7,839

Massachusetts--2.3%       AA-       Aa2      15,000   Massachusetts State, GO, Consolidated Loan, Series A,
                                                      6% due 2/01/2010 (i)                                                  16,930
                          NR*       Ca       10,488   Massachusetts State Health and Educational Facilities
                                                      Authority, Revenue Refunding Bonds (New England
                                                      Memorial Hospital), Series B, 6.25% due 7/01/2023 (j)                  1,468
                          AAA       Aaa       5,430   Route 3 North Transit Improvement Association, Massachusetts,
                                                      Lease Revenue Bonds, 5.75% due 6/15/2018 (f)                           5,749

Michigan--0.3%            AAA       Aaa       2,675   Michigan Municipal Bond Authority Revenue Bonds (Drinking
                                                      Water Revolving Fund), 5.875% due 10/01/2016                           2,909

Minnesota--0.3%           AA+       NR*       3,000   Rochester, Minnesota, Health Care Facilities Revenue Bonds,
                                                      IRS, Series H, 8.827% due 11/15/2015 (g)                               3,229

Mississippi--0.3%         NR*       Aaa       3,085   Mississippi Home Corporation, S/F Mortgage Revenue Bonds
                                                      (Access Program), AMT, Series A, 6.90% due 6/01/2024 (d)               3,292

Missouri--0.7%                                        Fenton, Missouri, Tax Increment Revenue Refunding and
                                                      Improvement Bonds (Gravois Bluffs):
                          NR*       NR*       2,670    6.75% due 10/01/2015                                                  2,705
                          NR*       NR*       4,000    7% due 10/01/2021                                                     4,077

Nevada--2.4%              AAA       Aaa       8,125   Clark County, Nevada, Airport Revenue Bonds, Sub-Lien,
                                                      Series A, 6% due 7/01/2029 (f)                                         8,706
                                                      Las Vegas, Nevada, Local Improvement Bonds, Special Assessment,
                                                      Special Improvement District Number 808, Summerlin:
                          NR*       NR*       1,775    5.875% due 6/01/2009                                                  1,783
                          NR*       NR*       2,050    6.125% due 6/01/2012                                                  2,046
                          NR*       NR*       2,285    6.25% due 6/01/2013                                                   2,285
                                                      Sparks, Nevada, Redevelopment Agency, Tax Allocation Revenue
                                                      Refunding Bonds, Series A, Asset Guaranty:
                          AA        NR*       3,110    6% due 1/15/2015                                                      3,301
                          AA        NR*       6,315    6% due 1/15/2023                                                      6,569

New Jersey--4.4%          BB        Ba2         735   New Jersey EDA, Special Facility Revenue Bonds (Continental
                                                      Airlines Inc. Project), AMT, 7% due 11/15/2030                           753
                          NR*       Aaa       5,000   New Jersey State Transit Corporation, COP, RIB, Series 245,
                                                      9.39% due 9/15/2014 (c)(g)                                             6,126
                          NR*       Aa2      14,690   New Jersey State Transportation Trust Fund Authority, Revenue
                                                      Refunding Bonds, RIB, Series 204, 9.39% due 6/15/2015 (g)             17,995
                          AA        Aa2       3,000   New Jersey State Transportation Trust Fund Authority,
                                                      Transportation System Revenue Bonds, Series A, 6% due 6/15/2019        3,264
                                                      New Jersey State Turnpike Authority, Turnpike Revenue
                                                      Refunding Bonds (f)(g):
                          NR*       Aaa      10,000    DRIVERS, Series 155, 8.725% due 1/01/2018                            11,300
                          NR*       Aaa       5,000    RIB, Series 315, 8.64% due 1/01/2018                                  5,650

New York--17.8%           AAA       Aaa      11,000   Metropolitan Transportation Authority, New York, Commuter
                                                      Facilities, Service Contract Revenue Refunding Bonds,
                                                      Series 8, 5.50% due 7/01/2021 (h)                                     11,410
                          AAA       Aaa      10,000   Metropolitan Transportation Authority, New York, Transit
                                                      Facilities Revenue Bonds, Series A, 5.625% due 7/01/2025 (f)          10,435
                          NR*       Aaa      10,000   New York City, New York, City Municipal Water Finance
                                                      Authority, Water and Sewer System Revenue Bonds, RIB,
                                                      Series 158, 8.68% due 6/15/2026 (f)(g)                                10,954
                          AAA       Aaa       3,000   New York City, New York, City Transit Authority,
                                                      Triborough Metropolitan Transportation Authority, COP,
                                                      5.75% due 1/01/2020 (c)                                                3,192
                                                      New York City, New York, City Transitional Finance
                                                      Authority Revenue Bonds, Future Tax Secured:
                          AA+       Aa2      10,915    Series A, 6% due 8/15/2029                                           11,747
                          AA+       Aa2      12,000    Series B, 6% due 11/15/2024                                          13,000
                          AA+       Aa2       5,000    Series B, 6% due 11/15/2029                                           5,406
                                                      New York City, New York, City Transitional Finance Authority,
                                                      Revenue Refunding Bonds, Future Tax Secured,
                                                      Series C:
                          AA+       Aa2       5,000    5.875% due 11/01/2014                                                 5,499
                          AA+       Aa2      13,630    5.875% due 11/01/2015                                                14,908
                          AA+       Aa2       8,000    5.875% due 11/01/2017                                                 8,678
                                                      New York City, New York, GO:
                          A         A2        4,000    Series B, 8.25% due 6/01/2006                                         4,759
                          AAA       Aaa      10,000    Series B, 5.875% due 8/01/2015 (f)                                   10,957
                          A         Aaa       5,495    Series F, 8.25% due 11/15/2001 (i)                                    5,690
                                                      New York City, New York, GO, Refunding:
                          A         A2        6,600    Series A, 6% due 5/15/2021                                            7,135
                          A         A2       10,000    Series A, 6.25% due 5/15/2026                                        10,944
                          A         Aaa      10,000    Series B, 7.75% due 2/01/2002 (i)                                    10,439
                          A         Aaa       4,500    Series B, 7.75% due 2/01/2002 (i)                                     4,698
                          AAA       Aaa       4,000    Series C, 5.875% due 2/01/2016 (e)                                    4,254
                          AAA       Aaa      15,000    Series G, 5.75% due 2/01/2014 (f)                                    15,888
                          A         A2        1,000    Series H, 6% due 8/01/2017                                            1,066
                          AA-       A3        5,000   New York State Dormitory Authority, Revenue Refunding
                                                      Bonds (State University Educational Facilities), Series A,
                                                       7.50% due 5/15/2013                                                   6,310
                          AAA       Aaa       3,400   New York State Environmental Facilities Corporation,
                                                      State Clean Water and Drinking, Revolving Funds Revenue
                                                      Bonds (Pooled Loan Program), Series B, 5.875% due 1/15/2019            3,658
                          NR*       Aa1       1,000   New York State Mortgage Agency, Homeowner Mortgage Revenue
                                                      Refunding Bonds, Series 95, 5.50% due
                                                      10/01/2017                                                             1,027
                          AAA       Aaa       2,700   New York State Thruway Authority, Highway and Bridge Trust
                                                      Fund Revenue Bonds, Series A, 5.875% due 4/01/2019 (h)                 2,907

North Carolina--0.7%      BBB       Baa3      4,000   North Carolina Eastern Municipal Power Agency, Power
                                                      System Revenue Bonds, Series D, 6.75% due 1/01/2026                    4,248
                          NR*       NR*       2,500   North Carolina Medical Care Commission, Health Care
                                                      Facilities, First Mortgage Revenue Bonds
                                                      (Presbyterian Homes Project), 6.875% due 10/01/2021                    2,600
                          A1        VMIG1++     100   North Carolina Medical Care Commission, Hospital
                                                      Revenue Bonds (Pooled Equipment Financing Project),
                                                      ACES, 2.75% due 12/01/2025 (a)(f)                                        100

Ohio--2.6%                NR*       Aaa       9,975   Ohio HFA, Residential Mortgage Revenue Bonds, Series A-1,
                                                      6.35% due 9/01/2031 (d)                                               10,507
                          AAA       Aaa       4,500   Ohio HFA, S/F Mortgage Revenue Bonds, AMT, RIB, Series B,
                                                      10.733% due 3/31/2031 (d)(g)                                           4,691
                          AAA       Aaa       8,000   Ohio State Air Quality Development Authority, Revenue
                                                      Refunding Bonds (Dayton Power & Light Company),
                                                      Series B, 6.40% due 8/15/2027 (f)                                      8,372
                          AAA       Aaa       3,005   Toledo-Lucas County, Ohio, Lodging Tax Revenue Refunding
                                                      Bonds (Convention Center Project), 5.70% due 10/01/2015 (f)            3,173

Oregon--1.7%              AAA       Aaa       2,485   Jackson County, Oregon, Central Point School District
                                                      Number 006, GO, 5.75% due 6/15/2017 (e)                                2,633
                          AAA       Aaa       9,175   Oregon State Department of Administrative Services, COP,
                                                      Series A, 6% due 5/01/2010 (c)(i)                                     10,425
                          NR*       Aaa       3,190   Portland, Oregon, Urban Renewal and Redevelopment Revenue
                                                      Bonds (South Park Blocks), Series A, 5.75% due 6/15/2018 (c)           3,389
                          NR*       Aaa       1,000   Portland, Oregon, Urban Renewal and Redevelopment Revenue
                                                      Refunding Bonds (Downtown Waterfront), Series A, 5.75%
                                                      due 6/15/2018 (c)                                                      1,061

Pennsylvania--3.6%        AAA       Aaa       7,000   Allegheny County, Pennsylvania, Port Authority, Special
                                                      Transportation Revenue Bonds, 6.125% due 3/01/2009 (f)(i)              7,931
                          AAA       Aaa       2,220   Allegheny County, Pennsylvania, Sanitation Authority,
                                                      Sewer Revenue Bonds, 5.75% due 12/01/2017 (f)                          2,372
                          AAA       Aaa      13,000   Erie, Pennsylvania, School District, GO, 5.80% due 9/01/2010 (c)(i)   14,517
                          AA+       Aa2       8,800   Pennsylvania HFA Revenue Refunding Bonds, RIB, AMT, 10.725%
                                                      due 10/03/2023 (g)                                                     9,207

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2001

SCHEDULE OF INVESTMENTS (concluded)                                                                                 (in Thousands)
                         Municipal Bonds                                                                          National Portfolio
                         S&P    Moody's    Face
STATE                  Ratings  Ratings   Amount      Issue                                                               Value
Pennsylvania              AAA       NR*     $ 2,000   Pennsylvania State Higher Educational Facilities Authority,
(concluded)                                           College and University Revenue Bonds (Eastern College),
                                                      Series B, 8% due 10/15/2006 (i)                                   $    2,434
                          NR*       NR*       1,400   Philadelphia, Pennsylvania, Authority for Industrial
                                                      Developement, Health Care Facility Revenue Refunding
                                                      Bonds (Paul's Run), Series A, 5.75% due 5/15/2018                      1,212

Rhode Island--1.8%        AA+       Aa2       8,075   Rhode Island Housing and Mortgage Finance Corporation Revenue
                                                      Bonds, DRIVERS, AMT, Series 156, 8.824% due 4/01/2029 (g)              8,604
                          AAA       Aaa       6,815   Rhode Island State Economic Development Corporation, Airport
                                                      Revenue Bonds, Series B, 6% due 7/01/2028 (e)                          7,294
                          AA        NR*       1,000   Rhode Island State Economic Development Corporation Revenue
                                                      Bonds (Providence Place Mall), 6.125% due 7/01/2020                    1,055
                          AAA       Aaa       2,000   Rhode Island State, GO (Consolidated Capital Development Loan),
                                                      Series A, 5.75% due 7/15/2013 (e)                                      2,183

South Dakota--0.4%        NR*       Aaa       3,750   Pierre, South Dakota, School District Number 32-2,
                                                      GO, 5.75% due 8/01/2020 (h)                                            3,928

Tennessee--1.6%                                       Chattanooga, Tennessee, Industrial Development Board, Lease
                                                      Rent Revenue Bonds (Southside Redevelopment Corporation) (c):
                          AAA       Aaa       4,485    5.75% due 10/01/2017                                                  4,759
                          AAA       Aaa       3,740    5.75% due 10/01/2018                                                  3,954
                          AA        Aa2       5,000   Metropolitan Government of Nashville and Davidson County,
                                                      Tennessee, GO, 5.875% due 5/15/2026                                    5,202
                          NR*       Aaa       2,500   Robertson and Sumner Counties, Tennessee, White House
                                                      Utility District, Water Revenue Bonds, 6% due 1/01/2026 (h)            2,673

Texas--5.6%                                           Austin, Texas, Convention Center Revenue Bonds (Convention
                                                      Enterprises Inc.), First Tier, Series A:
                          BBB-      Baa3      4,300    6.60% due 1/01/2021                                                   4,349
                          BBB-      Baa3      1,000    6.70% due 1/01/2028                                                   1,015
                          AAA       Aaa       9,340   Austin, Texas, Independent School District, GO, Refunding,
                                                      5.75% due 8/01/2006 (i)                                               10,198
                          AAA       Aaa       5,300   Austin, Texas, Revenue Bonds (Town Lake Community Events
                                                      Center Venue), 6.20% due 11/15/2029 (e)                                5,693
                          AAA       Aaa       5,000   Bexar County, Texas, Revenue Bonds (Venue Project),
                                                      5.75% due 8/15/2012 (f)                                                5,405
                          AAA       NR*       9,125   Dallas-Fort Worth, Texas, International Airport Revenue Bonds,
                                                      DRIVERS, AMT, Series 201, 8.95% due 11/01/2024 (e)(g)                  9,976
                          BBB       Baa1      7,250   Gulf Coast Waste Disposal Authority, Texas, Revenue Bonds
                                                      (Champion International Corporation), AMT, 7.45% due 5/01/2026         7,495
                          AAA       Aaa       2,860   Jefferson County, Texas, GO, Certificates of Obligation,
                                                      6% due 8/01/2019 (h)                                                   3,075
                          AAA       Aaa       2,000   Lower Colorado River Authority, Texas, Revenue Refunding
                                                      Bonds, Series A, 5.875% due 5/15/2015 (h)                              2,151
                                                      Texas State Public Finance Authority, Building
                                                      Revenue Bonds (h):
                          AAA       Aaa       2,100    (General Services Commission Project), Series A, 6% due 2/01/2020     2,247
                          AAA       Aaa       1,000    (State Preservation Project), Series B, 6% due 8/01/2015              1,082
                          AAA       Aaa       4,930   Upper Trinity Regional Water District, Texas, Water Revenue
                                                      Bonds (Regional Treated Water Supply System), Series A,
                                                      6% due 8/01/2020 (e)                                                   5,290

Utah--1.3%                NR*       NR*       2,000   Tooele County, Utah, PCR, Refunding (Laidlaw Environmental),
                                                      AMT, Series A, 7.55% due 7/01/2027 (j)                                    55
                          AAA       Aaa      12,000   Weber County, Utah, Municipal Building Authority, Lease
                                                      Revenue Bonds, 7.50% due 12/15/2004 (i)                               13,786

Virginia--0.3%            NR*       NR*       5,000   Peninsula Ports Authority, Virginia, Revenue Refunding Bonds
                                                      (Port Facility--Zeigler Coal), 6.90% due 5/02/2022 (j)                 3,250

Washington--0.9%          AAA       Aaa       2,065   Kitsap County, Washington, GO, 5.875% due 7/01/2020 (c)                2,186
                          AAA       Aaa       2,500   Port Seattle, Washington, Special Facilities Revenue
                                                      Bonds, Series A, 6% due 9/01/2029 (f)                                  2,668
                          AAA       Aaa       3,010   Seattle, Washington, Drain and Wastewater Utility
                                                      Revenue Bonds, 5.75% due 11/01/2022 (f)                                3,149
                          AAA       Aaa       1,625   University of Washington, University Revenue Bonds
                                                      (Student Facilities Fee), 5.875% due 6/01/2017 (h)                     1,735

West Virginia--0.8%       A-        A3        7,500   Upshur County, West Virginia, Solid Waste Disposal Revenue
                                                      Bonds (TJ International Project), AMT, 7% due 7/15/2025                7,907

Wisconsin--4.7%           NR*       Aaa       2,050   Waterford, Wisconsin, Graded Joint School District
                                                      Number 1, GO, Refunding, 5.75% due 4/01/2018 (e)                       2,158
                          AAA       NR*      11,080   Wisconsin Center District, Wisconsin Tax Revenue Bonds,
                                                      Series B, 5.75% due 12/15/2006 (i)                                    12,255
                                                      Wisconsin Housing and EDA, Home Ownership Revenue
                                                      Refunding Bonds:
                          NR*       Aa2      21,150    RITR, AMT, Series 18, 8.712% due 9/01/2028 (g)                       22,449
                          AA        Aaa       1,680    Series A, 7.10% due 3/01/2023                                         1,727
                          AAA       Aaa      10,000   Wisconsin State, GO, AMT, Series B, 6.20% due 11/01/2026 (f)          10,435

Wyoming--0.9%             AAA       Aaa       8,400   Sweetwater County, Wyoming, PCR, Refunding (Idaho Power
                                                      Company Project), Series A, 6.05% due 7/15/2026 (f)                    8,857

                          Total Investments (Cost--$987,831)--98.6%                                                      1,022,495
                          Other Assets Less Liabilities--1.4%                                                               14,744
                                                                                                                        ----------
                          Net Assets--100.0%                                                                            $1,037,239
                                                                                                                        ==========

(a) The interest rate is subject to change periodically based upon prevailing market rates. The interest rate shown is the rate in effect at June 30, 2001.
(b) FHA Insured.
(c) AMBAC Insured.
(d) GNMA Collateralized.
(e) FGIC Insured.
(f) MBIA Insured.
(g) The interest rate is subject to change periodically and inversely based upon prevailing market rates. The interest rate shown is the rate in effect at June 30, 2001.
(h) FSA Insured.
(i) Prerefunded.
(j) Non-income producing security.
*Not Rated.
++Highest short-term rating issued by Moody's Investors Service, Inc.
Ratings of issues shown have not been audited by Deloitte & Touche LLP.

See Notes to Financial Statements.

SCHEDULE OF INVESTMENTS                                                                                           (in Thousands)
                      Municipal Bonds                                                                     Limited Maturity Portfolio
                      S&P    Moody's    Face
STATE               Ratings  Ratings   Amount      Issue                                                               Value
Alabama--3.0%          AA        Aa3     $ 7,675   Alabama State Public School and College Authority, Capital
                                                   Improvement Revenue Bonds, Series D, 5% due 8/01/2003             $    7,958

Arizona--3.6%          AAA       NR*       4,720   Phoenix, Arizona, Civic Improvement Corporation, Wastewater
                                                   System, Lease Revenue Bonds, 6.125% due 7/01/2003 (a)                  5,082
                       AAA       Aaa       4,285   Pima County, Arizona, Unified School District Number 6,
                                                   Marana, GO, Series A, 5.75% due 7/01/2003 (a)(f)                       4,544

California--9.9%       A1+       VMIG1++   4,800   California Infrastructure and Economic Development Bank, Revenue
                                                   Refunding Bonds (Independent System Operation Corporation
                                                   Project), VRDN, Series A, 3.15% due 4/01/2008 (b)(d)                   4,800
                       A1+       NR*       8,300   California Pollution Control Financing Authority, PCR,
                                                   Refunding (Pacific Gas and Electric), VRDN, AMT, Series B,
                                                   3.60% due 11/01/2026 (b)                                               8,300
                       A1+       A1        4,000   Chula Vista, California, IDR, Refunding (San Diego Gas &
                                                   Electric Co.), VRDN, AMT, Series A, 6.75% due 3/01/2023 (b)            4,108
                       SP1+      MIG1++    5,000   Sacramento County, California, TRAN, 5% due 10/04/2001                 5,030
                       SP1+      MIG1++    4,000   San Diego, California, Unified School District,
                                                   TRAN, Series A, 5.25% due 10/04/2001                                   4,026

Connecticut--2.5%                                  Connecticut State Resource Recovery Authority, Resource Recovery
                                                   Revenue Refunding Bonds (Bridgeport Resco Company LP Project):
                       A+        A2        2,500    5.25% due 1/01/2002                                                   2,527
                       A+        A2        4,000    5% due 1/01/2003                                                      4,082

Delaware--2.1%         AAA       Aaa       5,500   Delaware State, GO, Series A, 5% due 4/01/2002                         5,598

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2001

SCHEDULE OF INVESTMENTS (concluded)                                                                                   (in Thousands)
                         Municipal Bonds                                                                  Limited Maturity Portfolio
                         S&P    Moody's    Face
STATE                  Ratings  Ratings   Amount      Issue                                                               Value
Georgia--1.3%             AA-       Aa2     $ 3,500   Cherokee County, Georgia, GO, 4.25% due 8/01/2003                 $    3,577

Hawaii--1.4%              AAA       Aaa       3,585   Hawaii State, GO, Series CT, 5.25% due 9/01/2003 (e)                   3,739

Illinois--16.9%                                       Chicago, Illinois, Public Building Commission, Building
                                                      Revenue Bonds, Series C (f):
                          AAA       Aaa       5,000    5.125% due 2/01/2003                                                  5,147
                          AAA       Aaa       5,000    5.125% due 2/01/2004                                                  5,196
                          AAA       NR*       5,000   Chicago, Illinois, Skyway Toll Bridge Revenue Refunding
                                                      Bonds, 6.75% due 1/01/2004 (a)                                         5,491
                          AAA       Aaa      12,000   Cook County, Illinois, GO, Series A, 6.6% due 11/15/2002 (a)(d)       12,822
                          AAA       Aaa       2,255   Du Page County, Illinois, Transportation Revenue Refunding
                                                      Bonds, 5.25% due 1/01/2005 (e)                                         2,367
                          AA        Aa2       3,500   Illinois State, GO, 4% due 3/01/2002                                   3,531
                          AAA       Aaa       5,000   Illinois State Toll Highway Authority, Toll Highway
                                                      Revenue Refunding Bonds, Series A, 5.50% due 1/01/2004 (f)             5,235
                          AAA       Aaa       5,000   Illinois Student Assistance Commission, Student Loan Revenue
                                                      Refunding Bonds, Senior Series WW, 4.50% due 9/01/2002                 5,089

Indiana--1.1%             AAA       Aaa       3,000   Indianapolis, Indiana, Airport Authority Revenue Refunding
                                                      Bonds, AMT, Series A, 4.50% due 7/01/2001 (f)                          3,000

Kansas--4.1%              A2        A2        3,500   Burlington, Kansas, Environmental Improvement Revenue
                                                      Refunding Bonds (Kansas City Power and Light Company
                                                      Project), Series D, 4.35% due 9/01/2001 (b)                            3,503
                                                      Kansas State Development Finance Authority Revenue Bonds,
                                                      Board of Regents (Rehabilitation Center), Series G-2 (c):
                          AAA       Aaa       4,000    5% due 10/01/2001                                                     4,024
                          AAA       Aaa       3,250    5.50% due 10/01/2002                                                  3,358

Kentucky--1.9%            AAA       Aaa       5,000   Carrollton and Henderson, Kentucky, Public Energy Authority,
                                                      Gas Revenue Bonds (Kentucky Trust), Series A, 4.50%
                                                      due 1/01/2002 (e)                                                      5,008

Maryland--1.6%            AAA       Aaa       4,050   Washington Suburban Sanitation District, Maryland, Water
                                                      Supply, GO, Refunding, 4.125% due 6/01/2004                            4,146

Massachusetts--3.1%       AAA       Aaa         160   Massachusetts Education Loan Authority, Education Loan
                                                      Revenue Refunding Bonds, AMT, Issue E, Series B, 5.50%
                                                      due 7/01/2001 (c)                                                        160
                          AA-       Aa2         750   Massachusetts State, GO, Refunding, Series B, 6.25% due 8/01/2001        752
                          BBB       NR*       2,925   Massachusetts State Industrial Finance Agency, Resource
                                                      Recovery Revenue Refunding Bonds (Ogden Haverhill Associates),
                                                      Series A, 4.50% due 12/01/2001                                         2,930
                          NR*       Aaa       4,385   New England Education Loan Marketing Corporation, Massachusetts,
                                                      Student Loan Revenue Refunding Bonds, Issue A, 5.80%
                                                      due 3/01/2002                                                          4,474

Michigan--1.1%            AAA       Aaa         105   Chelsea, Michigan, School District, GO, 6.75% due 5/01/2002 (f)          109
                          AAA       Aaa         250   Dearborn, Michigan, Economic Development Corporation,
                                                      Hospital Revenue Bonds (Oakwood Obligated Group), Series A,
                                                      6.95% due 8/15/2001 (a)(d)                                               256
                          AAA       Aaa       2,250   Michigan State, GO, Refunding, 5% due 12/01/2004                       2,365
                          NR*       Aaa         100   Michigan State Hospital Finance Authority Revenue Bonds
                                                      (McLaren Obligated Group), Series A, 7.50% due 9/15/2001 (a)             103

Minnesota--0.8%           AAA       Aaa       2,025   Metropolitan Council, Minnesota, Minneapolis-Saint Paul
                                                      Metropolitan Area Transit, GO, Series A, 5% due 2/01/2003              2,084

Nebraska--4.4%            AAA       Aaa       2,575   American Public Energy Agency, Nebraska, Gas Supply
                                                      Revenue Bonds (Nebraska Public Gas Agency Project),
                                                      Series A, 4.50% due 6/01/2002 (c)                                      2,582
                          AAA       Aaa       8,750   Nebraska Public Power District Revenue Refunding Bonds,
                                                      Series A, 5.25% due 1/01/2004 (d)                                      9,125

New Hampshire--2.8%       NR*       NR*       7,500   New Hampshire State Business Finance Authority, PCR,
                                                      Refunding,(UTD Illuminating), VRDN, AMT, Series A,
                                                      4.35% due 2/01/2002 (b)                                                7,511

New Jersey--2.0%          AA+       Aa1       4,900   New Jersey State, GO, Refunding, Series D, 5.40% due 2/15/2003         5,082
                          AAA       Aaa         125   Somerset County, New Jersey, GO, 5.875% due 12/01/2001                   127

New Mexico--0.8%          AA        Aa3       2,000   Albuquerque, New Mexico, Joint Water and Sewer System--0.8%
                                                      Revenue Refunding Bonds, Series A, 4.40% due 7/01/2003                 2,047

New York--4.9%            A-        Baa1      4,000   Long Island Power Authority, New York, Electric System
                                                      Revenue Refunding Bonds, Series A, 5.25% due 12/01/2002                4,122
                          A         A2        3,200   New York City, New York, GO, Refunding, Series G,
                                                      4.30% due 8/01/2002                                                    3,252
                          A         Aaa       4,615   New York City, New York, GO, Series C, Sub-Series C-1,
                                                      7.5% due 8/01/2002 (a)                                                 4,917
                          AAA       Aaa         600   New York State Local Government Assistance Corporation
                                                      Revenue Bonds, Series D, 7% due 4/01/2002 (a)                            631

North Carolina--1.7%      AAA       Aaa       4,500   North Carolina State, Public School Building,
                                                      GO, 4.60% due 4/01/2004                                                4,644

Ohio--6.4%                AAA       Aaa       2,500   Cincinnati, Ohio, City School District, GO, TAN,
                                                      5.50% due 12/01/2003 (c)                                               2,622
                          AAA       Aaa       6,990   Columbus, Ohio, GO, Series 2, 5% due 6/15/2002                         7,146
                                                      Ohio State, GO, Highway Capital Improvement:
                          AAA       Aa1       2,000    Series C, 4.75% due 5/01/2005                                         2,081
                          AAA       Aa1       5,000    Series F, 5% due 5/01/2005                                            5,247

Oklahoma--0.9%            NR*       Aaa       2,365   Midwest City, Oklahoma, Municipal Authority, Capital
                                                      Improvement Revenue Bonds, 4.55% due 6/01/2005 (e)                     2,437

Oregon--1.8%              AA+       Aa2       4,815   Tri-County, Oregon, Metropolitan Transportation District,
                                                      GO, Refunding (Light Rail Extension), Series A, 4% due 7/01/2003       4,894

Pennsylvania--1.5%        NR*       MIG1++    4,000   North Wales, Pennsylvania, Water Authority Revenue
                                                      Bonds (Rural Water Projects), 5.125% due 9/01/2001                     4,016

South Carolina--0.4%      AAA       Aaa       1,000   South Carolina State Highway, GO, Series B, 5.25% due 4/01/2005        1,058

Tennessee--2.2%           AA+       Aa1       5,605   Tennessee State, GO, Refunding, Series B, 5.50% due 5/01/2004          5,918


Texas--7.0%               AA        Aa2       6,075   Fort Worth, Texas, Water and Sewer Revenue Refunding and
                                                      Improvement Bonds, 5.50% due 2/15/2004                                 6,376
                          AAA       Aaa       2,445   Garland, Texas, Independent School District, GO, Series A,
                                                      6% due 2/15/2002 (a)                                                   2,495
                          AA        Aa1       5,750   Texas State, Texas Public Finance Authority, GO, Refunding,
                                                      Series B, 6% due 10/01/2004                                            6,187
                          AA        Aa1       3,600   Texas State University System Revenue Bonds (Constitutional
                                                      Appropriation), 4.75% due 8/15/2001                                    3,610

Virginia--1.3%            AA        A1        3,330   Richmond, Virginia, GO, Equipment Notes, 4.25% due 5/15/2002           3,368

Washington--3.6%          AA+       Aa1       1,900   Seattle, Washington, GO, Refunding, 4.50% due 7/01/2001                1,900
                          AAA       Aaa       2,000   Snohomish County, Washington, Public Utility District Number
                                                      001, Electric Revenue Refunding Bonds, 5% due 12/01/2003 (e)           2,082
                          AAA       Aaa       3,195   Washington State, GO, Refunding, Series R-A, 5.25%
                                                      due 9/01/2004 (e)                                                      3,361
                          AA-       Aa1       2,275   Washington State Public Power Supply System Revenue
                                                      Refunding Bonds (Nuclear Project Number 3), Series A,
                                                      5% due 7/01/2003                                                       2,349

                          Total Investments (Cost--$251,815)--96.1%                                                        255,708
                          Other Assets Less Liabilities--3.9%                                                               10,474
                                                                                                                        ----------
                          Net Assets--100.0%                                                                            $  266,182
                                                                                                                        ==========

(a) Prerefunded.
(b) The interest rate is subject to change periodically based upon prevailing market rates. The interest rate shown is the rate in effect at June 30, 2001.
(c) AMBAC Insured.
(d) MBIA Insured.
(e) FSA Insured.
(f) FGIC Insured.
*Not Rated.
++Highest short-term rating issued by Moody's Investors Service,Inc.
Ratings of issues shown have not been audited by Deloitte & ToucheLLP.

See Notes to Financial Statements.

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2001

STATEMENTS OF ASSETS AND LIABILITIES

                                                                                                             Limited
                                                                       Insured            National           Maturity
                       As of June 30, 2001                            Portfolio          Portfolio          Portfolio
Assets:             Investments, at value*                          $1,277,691,198     $1,022,495,169     $  255,708,077
                    Cash                                                 1,879,474             82,200             62,938
                    Receivables:
                      Interest                                          20,553,561         16,503,633          4,523,719
                      Securities sold                                    3,763,261          4,841,244          7,073,700
                      Capital shares sold                                2,732,874          1,763,332             49,995
                      Variation margin                                     425,000                 --                 --
                    Prepaid registration fees and other assets             807,446            152,205             63,396
                                                                    --------------     --------------     --------------
                    Total assets                                     1,307,852,814      1,045,837,783        267,481,825
                                                                    --------------     --------------     --------------

Liabilities:        Payables:
                      Securities purchased                                      --          5,000,000                 --
                      Capital shares redeemed                            1,653,034          1,964,699          1,008,398
                      Dividends to shareholders                          1,094,619            875,259            165,134
                      Investment adviser                                   368,771            381,027             68,936
                      Distributor                                          182,796            193,744             13,169
                    Accrued expenses and other liabilities                 166,395            184,274             44,566
                                                                    --------------     --------------     --------------
                    Total liabilities                                    3,465,615          8,599,003          1,300,203
                                                                    --------------     --------------     --------------

Net Assets:         Net assets                                      $1,304,387,199     $1,037,238,780     $  266,181,622
                                                                    ==============     ==============     ==============

Net Assets          Class A Common Stock, $.10 par value++          $   11,974,990     $    6,444,612     $    1,904,692
Consist of:         Class B Common Stock, $.10 par value++++             2,911,983          2,244,602            313,077
                    Class C Common Stock, $.10 par value++++++             187,295            314,246              6,012
                    Class D Common Stock, $.10 par value++++++++         1,895,412          1,222,862            423,695
                    Paid-in capital in excess of par                 1,269,936,596      1,039,881,233        261,989,271
                    Accumulated realized capital losses on
                    investments--net                                   (26,786,083)       (46,937,416)        (2,043,192)
                    Accumulated distributions in excess of
                    realized capital gains on investments--net         (22,021,059)          (596,027)          (304,677)
                    Unrealized appreciation on investments--net         66,288,065         34,664,668          3,892,744
                                                                    --------------     --------------     --------------
                    Net assets                                      $1,304,387,199     $1,037,238,780     $  266,181,622
                                                                    ==============     ==============     ==============

Net Asset           Class A:
Value:                Net assets                                    $  920,597,114     $  653,685,063     $  191,480,421
                                                                    ==============     ==============     ==============
                      Shares outstanding                               119,749,898         64,446,120         19,046,921
                                                                    ==============     ==============     ==============
                      Net asset value and redemption price
                      per share                                     $         7.69     $        10.14     $       10.05
                                                                    ==============     ==============     ==============
                    Class B:
                      Net assets                                    $  223,710,594     $  227,592,229     $   31,480,018
                                                                    ==============     ==============     ==============
                      Shares outstanding                                29,119,830         22,446,024          3,130,768
                                                                    ==============     ==============     ==============
                      Net asset value and redemption price
                      per share                                     $         7.68     $        10.14     $        10.06
                                                                    ==============     ==============     ==============
                    Class C:
                      Net assets                                    $   14,391,766     $   31,879,825     $      602,062
                                                                    ==============     ==============     ==============
                      Shares outstanding                                 1,872,946          3,142,464             60,117
                                                                    ==============     ==============     ==============
                      Net asset value and redemption price
                      per share                                     $         7.68     $        10.14     $        10.01
                                                                    ==============     ==============     ==============
                    Class D:
                      Net assets                                    $  145,687,725     $  124,081,663     $   42,619,121
                                                                    ==============     ==============     ==============
                      Shares outstanding                                18,954,121         12,228,620          4,236,955
                                                                    ==============     ==============     ==============
                      Net asset value and redemption price
                      per share                                     $         7.69      $       10.15     $        10.06
                                                                    ==============     ==============     ==============

                    *Identified cost                                $1,211,867,977     $  987,830,501     $  251,815,333
                                                                    ==============     ==============     ==============
                    ++Authorized shares--Class A                       500,000,000        375,000,000        150,000,000
                                                                    ==============     ==============     ==============
                    ++++Authorized shares--Class B                     375,000,000        375,000,000        150,000,000
                                                                    ==============     ==============     ==============
                    ++++++Authorized shares--Class C                   375,000,000        375,000,000        150,000,000
                                                                    ==============     ==============     ==============
                    ++++++++Authorized shares--Class D                 500,000,000        375,000,000        150,000,000
                                                                    ==============     ==============     ==============

See Notes to Financial Statements.

STATEMENTS OF OPERATIONS

                                                                                                             Limited
                                                                       Insured            National           Maturity
                    For the Year Ended June 30, 2001                  Portfolio          Portfolio          Portfolio
Investment          Interest and amortization of premium
Income:             and discount earned                             $   74,817,055     $   62,986,491     $   11,918,977
                                                                    --------------     --------------     --------------

Expenses:           Investment advisory fees                             4,865,278          5,011,968            922,155
                    Account maintenance and distribution fees
                    --Class B                                            1,858,159          1,800,970            108,007
                    Accounting services                                    309,832            246,199             71,695
                    Transfer agent fees--Class A                           295,542            270,993             43,655
                    Account maintenance fees--Class D                      297,399            261,323             40,287
                    Account maintenance and distribution fees
                    --Class C                                              102,801            238,409              1,540
                    Custodian fees                                         112,957             97,245             27,479
                    Transfer agent fees--Class B                            97,663            117,894              9,040
                    Printing and shareholder reports                        87,608             74,299             40,850
                    Professional fees                                       64,347             80,787             19,915
                    Registration fees                                       36,442             47,480             40,949
                    Transfer agent fees--Class D                            37,876             42,582              8,731
                    Pricing services                                        41,335             27,057             13,723
                    Directors' fees and expenses                            14,457              8,674              2,840
                    Transfer agent fees--Class C                             5,089             14,391                152
                    Other                                                   44,402             41,243             12,362
                                                                    --------------     --------------     --------------
                    Total expenses                                       8,271,187          8,381,514          1,363,380
                                                                    --------------     --------------     --------------
                    Investment income--net                              66,545,868         54,604,977         10,555,597
                                                                    --------------     --------------     --------------

Realized &          Realized gain (loss) on investments--net            30,002,263         25,290,223            (94,770)
Unrealized          Change in unrealized appreciation/
Gain( Loss) on      depreciation on investments--net                    28,039,608         21,630,793          5,527,210
Investments                                                         --------------     --------------     --------------
--Net:              Net Increase in Net Assets Resulting
                    from Operations                                 $  124,587,739     $  101,525,993     $   15,988,037
                                                                    ==============     ==============     ==============

See Notes to Financial Statements.

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2001

STATEMENTS OF CHANGES IN NET ASSETS

                                                             Insured Portfolio                  National Portfolio
                                                                For the Year                       For the Year
                                                               Ended June 30,                     Ended June 30,
              Increase (Decrease) in Net Assets:             2001            2000             2001             2000
Operations:   Investment income--net                   $   66,545,868   $   77,843,650   $   54,604,977   $   65,780,760
              Realized gain (loss) on investments
              --net                                        30,002,263      (78,541,901)      25,290,223      (62,192,724)
              Change in unrealized appreciation/
              depreciation on investments--net             28,039,608        7,805,843       21,630,793       (8,162,695)
                                                       --------------   --------------   --------------   --------------
              Net increase (decrease) in net
              assets resulting from operations            124,587,739        7,107,592      101,525,993       (4,574,659)
                                                       --------------   --------------   --------------   --------------

Dividends &   Investment income--net:
Distribu-      Class A                                    (49,144,606)     (57,133,564)     (36,633,484)     (43,599,153)
tions to       Class B                                    (10,966,780)     (15,325,442)     (11,203,855)     (15,259,347)
Share-         Class C                                       (562,694)        (646,631)      (1,374,445)      (1,906,874)
holders:       Class D                                     (5,871,788)      (4,738,013)      (5,393,193)      (5,015,386)
              In excess of realized gain on
              investments--net:
               Class A                                             --      (15,607,942)              --               --
               Class B                                             --       (4,878,687)              --               --
               Class C                                             --         (207,962)              --               --
               Class D                                             --       (1,326,468)              --               --
                                                       --------------   --------------   --------------   --------------
              Net decrease in net assets resulting
              from dividends and distributions to
              shareholders                                (66,545,868)     (99,864,709)     (54,604,977)     (65,780,760)
                                                       ==============   ==============   ==============   ==============

Capital       Net decrease in net assets derived
Share         from capital share transactions            (114,411,068)    (275,055,198)     (64,099,665)    (268,812,275)
Transac-                                               ==============   ==============   ==============   ==============
tions:

Net Assets:   Total decrease in net assets                (56,369,197)    (367,812,315)     (17,178,649)    (339,167,694)
              Beginning of year                         1,360,756,396    1,728,568,711    1,054,417,429    1,393,585,123
                                                       --------------   --------------   --------------   --------------
              End of year                              $1,304,387,199   $1,360,756,396   $1,037,238,780   $1,054,417,429
                                                       ==============   ==============   ==============   ==============

                                                                                           Limited Maturity Portfolio
                                                                                                   For the Year
                                                                                                  Ended June 30,
              Increase (Decrease) in Net Assets:                                              2001             2000
Operations:   Investment income--net                                                     $  10,555,597    $  12,919,927
              Realized gain (loss) on investments--net                                         (94,770)        (385,160)
              Change in unrealized appreciation/
              depreciation on investments--net                                               5,527,210       (1,879,787)
                                                                                         -------------    -------------
              Net increase (decrease) in net assets
              resulting from operations                                                     15,988,037       10,654,980
                                                                                         -------------    -------------
Dividends &   Investment income--net:
Distribu-      Class A                                                                      (7,913,125)      (9,083,280)
tions to       Class B                                                                      (1,094,398)      (1,394,083)
holders:       Class C                                                                         (15,552)         (17,620)
               Class D                                                                      (1,532,522)      (2,424,944)
              In excess of realized gain on investments--net:
               Class A                                                                              --               --
               Class B                                                                              --               --
               Class C                                                                              --               --
               Class D                                                                              --               --
                                                                                         -------------    -------------
              Net decrease in net assets resulting from dividends and
              distributions to shareholders                                                (10,555,597)     (12,919,927)
                                                                                         =============    =============

Capital       Net decrease in net assets derived from capital share
Share         transactions                                                                 (26,812,001)     (98,688,194)
Transac-                                                                                 =============    =============
tions:

Net Assets:   Total decrease in net assets                                                 (21,379,561)    (100,953,141)
              Beginning of year                                                            287,561,183      388,514,324
                                                                                         -------------    -------------
              End of year                                                                $ 266,181,622    $ 287,561,183
                                                                                         =============    =============

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

The following per share data and ratios have been derived from information provided in the financial statements.

                                                                                      Insured Portfolio
                                                                                           Class A
                                                                                 For the Year Ended June 30,
                Increase (Decrease) in Net Asset Value:         2001         2000        1999         1998        1997
Per Share       Net asset value, beginning of year         $     7.36   $     7.79  $     8.25  $     8.06    $     7.91
Operating                                                  ----------   ----------  ----------  ----------    ----------
Performance:    Investment income--net                            .39          .40         .41         .43           .45
                Realized and unrealized gain (loss)
                on investments--net                               .33         (.32)       (.27)        .20           .15
                                                           ----------   ----------  ----------  ----------    ----------
                Total from investment operations                  .72          .08         .14         .63           .60
                                                           ----------   ----------  ----------  ----------    ----------
                Less dividends and distributions:
                  Investment income--net                         (.39)        (.40)       (.41)       (.43)         (.45)
                  Realized gain on investments--net                --           --        (.19)       (.01)           --
                  In excess of realized gain in
                  investments--net                                 --         (.11)         --          --            --
                                                           ----------   ----------  ----------  ----------    ----------
                Total dividends and distributions                (.39)        (.51)       (.60)       (.44)         (.45)
                                                           ----------   ----------  ----------  ----------    ----------
                Net asset value, end of year               $     7.69   $     7.36  $     7.79  $     8.25    $     8.06
                                                           ==========   ==========  ==========  ==========    ==========
Total Investment
Return:*        Based on net asset value per share              10.01%        1.21%       1.56%       8.05%         7.72%
                                                           ==========   ==========  ==========  ==========    ==========

Ratios to       Expenses                                          .45%         .43%        .42%        .42%          .44%
Average                                                    ==========   ==========  ==========  ==========    ==========
Net Assets:     Investment income--net                           5.19%        5.33%       5.02%       5.29%         5.58%
                                                           ==========   ==========  ==========  ==========    ==========

Supplemental    Net assets, end of year (in thousands)     $  920,597   $  972,420  $1,216,346  $1,377,025    $1,441,785
Data:                                                      ==========   ==========  ==========  ==========    ==========
                Portfolio turnover                              64.39%       94.08%      86.35%     102.89%        74.40%
                                                           ==========   ==========  ==========  ==========    ==========

The following per share data and ratios have been derived from information provided in the financial statements.

                                                                                      Insured Portfolio
                                                                                           Class B
                                                                                 For the Year Ended June 30,
                Increase (Decrease) in Net Asset Value:         2001         2000        1999         1998        1997
Per Share       Net asset value, beginning of year         $     7.36   $     7.78  $     8.24  $     8.05    $     7.91
Operating                                                  ----------   ----------  ----------  ----------    ----------
Performance:    Investment income--net                            .34          .34         .35         .37           .39
                Realized and unrealized gain (loss)
                on investments--net                               .32         (.31)       (.27)        .20           .14
                                                           ----------   ----------  ----------  ----------    ----------
                Total from investment operations                  .66          .03         .08         .57           .53
                                                           ----------   ----------  ----------  ----------    ----------
                Less dividends and distributions:
                  Investment income--net                         (.34)        (.34)       (.35)       (.37)         (.39)
                  Realized gain on investments--net                --           --        (.19)       (.01)           --
                  In excess of realized gain in
                investments--net                                   --        (.11)          --          --            --
                                                           ----------   ----------  ----------  ----------    ----------
                Total dividends and distributions                (.34)        (.45)       (.54)       (.38)         (.39)
                                                           ----------   ----------  ----------  ----------    ----------
                Net asset value, end of year              $      7.68  $      7.36  $     7.78  $     8.24    $     8.05
                                                           ==========   ==========  ==========  ==========    ==========
Total Investment
Return:*        Based on net asset value per share               9.04%         .57%        .79%       7.24%         6.78%
                                                           ==========   ==========  ==========  ==========    ==========

Ratios to       Expenses                                         1.21%        1.19%       1.18%       1.18%         1.19%
Average                                                    ==========   ==========  ==========  ==========    ==========
Net Assets:     Investment income--net                           4.43%        4.56%       4.26%       4.53%         4.82%
                                                           ==========   ==========  ==========  ==========    ==========

Supplemental    Net assets, end of year (in thousands)     $  223,710   $  276,154  $  414,135  $  498,624    $  560,105
Data:                                                      ==========   ==========  ==========  ==========    ==========
                Portfolio turnover                              64.39%       94.08%      86.35%     102.89%        74.40%
                                                           ==========   ==========  ==========  ==========    ==========

Total investment returns exclude the effects of sales charges.

See Notes to Financial Statements.

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2001

The following per share data and ratios have been derived from information provided in the financial statements.

                                                                                      Insured Portfolio
                                                                                           Class C
                                                                                 For the Year Ended June 30,
                Increase (Decrease) in Net Asset Value:         2001         2000        1999         1998        1997
Per Share       Net asset value, beginning of year         $     7.36   $     7.78  $     8.24  $     8.06    $     7.91
Operating                                                  ----------   ----------  ----------  ----------    ----------
Performance:    Investment income--net                            .33          .34         .34         .37           .38
                Realized and unrealized gain (loss)
                on investments--net                               .32         (.31)       (.27)        .19           .15
                                                           ----------   ----------  ----------  ----------    ----------
                Total from investment operations                  .65          .03         .07         .56           .53
                                                           ----------   ----------  ----------  ----------    ----------
                Less dividends and distributions:
                  Investment income--net                         (.33)        (.34)       (.34)       (.37)         (.38)
                  Realized gain on investments--net                --           --        (.19)       (.01)           --
                  In excess of realized gain in
                  investments--net                                 --         (.11)         --          --            --
                                                           ----------   ----------  ----------  ----------    ----------
                Total dividends and distributions                (.33)        (.45)       (.53)       (.38)         (.38)
                                                           ----------   ----------  ----------  ----------    ----------
                Net asset value, end of year               $     7.68   $     7.36  $     7.78  $     8.24    $     8.06
                                                           ==========   ==========  ==========  ==========    ==========
Total Investment
Return:*        Based on net asset value per share               8.99%         .52%        .74%       7.05%         6.86%
                                                           ==========   ==========  ==========  ==========    ==========

Ratios to       Expenses                                         1.26%        1.24%       1.23%       1.23%         1.25%
Average                                                    ==========   ==========  ==========  ==========    ==========
Net Assets:     Investment income--net                           4.38%        4.52%       4.21%       4.48%         4.77%
                                                           ==========   ==========  ==========  ==========    ==========

Supplemental    Net assets, end of year (in thousands)     $   14,392   $   12,856  $   16,850  $   14,623    $   11,922
Data:                                                      ==========   ==========  ==========  ==========    ==========
                Portfolio turnover                              64.39%       94.08%      86.35%     102.89%        74.40%
                                                           ==========   ==========  ==========  ==========    ==========

The following per share data and ratios have been derived from information provided in the financial statements.

                                                                                      Insured Portfolio
                                                                                           Class D
                                                                                 For the Year Ended June 30,
                Increase (Decrease) in Net Asset Value:         2001         2000        1999         1998        1997
Per Share       Net asset value, beginning of year         $     7.36   $     7.79  $     8.24  $     8.06    $     7.91
Operating                                                  ----------   ----------  ----------  ----------    ----------
Performance:    Investment income--net                            .37          .38         .39         .41           .43
                Realized and unrealized gain (loss)
                on investments--net                               .33         (.32)       (.26)        .19           .15
                                                           ----------   ----------  ----------  ----------    ----------
                Total from investment operations                  .70          .06         .13         .60           .58
                                                           ----------   ----------  ----------  ----------    ----------
                Less dividends and distributions:
                  Investment income--net                         (.37)        (.38)       (.39)       (.41)         (.43)
                  Realized gain on investments--net                --           --        (.19)       (.01)           --
                  In excess of realized gain in
                  investments--net                                 --         (.11)         --          --            --
                                                           ----------   ----------  ----------  ----------    ----------
                Total dividends and distributions                (.37)        (.49)       (.58)       (.42)         (.43)
                                                           ----------   ----------  ----------  ----------    ----------
                Net asset value, end of year               $     7.69  $      7.36  $     7.79  $     8.24    $     8.06
                                                           ==========   ==========  ==========  ==========    ==========
Total Investment
Return:*        Based on net asset value per share               9.74%         .96%       1.43%       7.65%         7.46%
                                                           ==========   ==========  ==========  ==========    ==========


Ratios to       Expenses                                          .70%         .68%        .67%        .67%          .69%
Average                                                    ==========   ==========  ==========  ==========    ==========
Net Assets:     Investment income--net                           4.94%        5.10%       4.77%       5.03%         5.33%
                                                           ==========   ==========  ==========  ==========    ==========


Supplemental    Net assets, end of year (in thousands)     $  145,688   $   99,326  $   81,238  $   48,706    $   38,422
Data:                                                      ==========   ==========  ==========  ==========    ==========
                Portfolio turnover                              64.39%       94.08%      86.35%     102.89%        74.40%
                                                           ==========   ==========  ==========  ==========    ==========

The following per share data and ratios have been derived from information provided in the financial statements.

                                                                                      National Portfolio
                                                                                           Class A
                                                                                 For the Year Ended June 30,
                Increase (Decrease) in Net Asset Value:         2001         2000        1999         1998        1997
Per Share       Net asset value, beginning of year         $     9.70   $    10.22  $    10.64  $    10.38    $    10.11
Operating                                                  ----------   ----------  ----------  ----------    ----------
Performance:    Investment income--net                            .54          .56         .56         .59           .60
                Realized and unrealized gain (loss)
                on investments--net                               .44         (.52)       (.42)        .26           .27
                                                           ----------   ----------  ----------  ----------    ----------
                Total from investment operations                  .98          .04         .14         .85           .87
                                                           ----------   ----------  ----------  ----------    ----------
                Less dividends and distributions:
                  Investment income--net                         (.54)        (.56)       (.56)       (.59)         (.60)
                  In excess of realized gain on
                  investments--net                                 --           --        --++          --            --
                                                           ----------   ----------  ----------  ----------    ----------
                Total dividends and distributions                (.54)        (.56)       (.56)       (.59)         (.60)
                                                           ----------   ----------  ----------  ----------    ----------
                Net asset value, end of year               $    10.14   $     9.70  $    10.22  $    10.64    $    10.38
                                                           ==========   ==========  ==========  ==========    ==========
Total Investment
Return:*        Based on net asset value per share              10.32%         .58%       1.28%       8.36%         8.84%
                                                           ==========   ==========  ==========  ==========    ==========

Ratios to       Expenses                                          .58%         .56%        .55%        .55%          .55%
Average                                                    ==========   ==========  ==========  ==========    ==========
Net Assets:     Investment income--net                           5.42%        5.74%       5.26%       5.58%         5.86%
                                                           ==========   ==========  ==========  ==========    ==========

Supplemental    Net assets, end of year (in thousands)     $  653,685   $  682,553  $  877,841  $  964,940    $  983,650
Data:                                                      ==========   ==========  ==========  ==========    ==========
                Portfolio turnover                              80.88%      108.43%     125.75%     142.02%        99.52%
                                                           ==========   ==========  ==========  ==========    ==========

The following per share data and ratios have been derived from information provided in the financial statements.

                                                                                      National Portfolio
                                                                                           Class B
                                                                                 For the Year Ended June 30,
                Increase (Decrease) in Net Asset Value:         2001         2000        1999         1998        1997
Per Share       Net asset value, beginning of year         $     9.70   $    10.21  $    10.63  $    10.37    $    10.11
Operating                                                  ----------   ----------  ----------  ----------    ----------
Performance:    Investment income--net                            .46          .49         .48         .51           .52
                Realized and unrealized gain (loss)
                on investments--net                               .44         (.51)       (.42)        .26           .26
                                                           ----------   ----------  ----------  ----------    ----------
                Total from investment operations                  .90         (.02)        .06         .77           .78
                                                           ----------   ----------  ----------  ----------    ----------
                Less dividends and distributions:
                  Investment income--net                         (.46)        (.49)       (.48)       (.51)         (.52)
                  In excess of realized gain on
                  investments--net                                 --           --        --++          --            --
                                                           ----------   ----------  ----------  ----------    ----------
                Total dividends and distributions                (.46)        (.49)       (.48)       (.51)         (.52)
                                                           ----------   ----------  ----------  ----------    ----------
                Net asset value, end of year               $    10.14   $     9.70  $    10.21  $    10.63    $    10.37
                                                           ==========   ==========  ==========  ==========    ==========
Total Investment
Return:*        Based on net asset value per share               9.49%        (.09%)       .51%       7.55%         7.92%
                                                           ==========   ==========  ==========  ==========    ==========

Ratios to       Expenses                                         1.34%        1.32%       1.31%       1.31%         1.31%
Average                                                    ==========   ==========  ==========  ==========    ==========
Net Assets:     Investment income--net                           4.67%        4.98%       4.50%       4.82%         5.10%
                                                           ==========   ==========  ==========  ==========    ==========

Supplemental    Net assets, end of year (in thousands)     $  227,592   $  254,860  $  374,642  $  406,798    $  415,103
Data:                                                      ==========   ==========  ==========  ==========    ==========
                Portfolio turnover                              80.88%      108.43%     125.75%     142.02%        99.52%
                                                           ==========   ==========  ==========  ==========    ==========

*Total investment returns exclude the effects of sales charges.
++Amount is less than $.01 per share.

See Notes to Financial Statements.

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2001

The following per share data and ratios have been derived from information provided in the financial statements.

                                                                                      National Portfolio
                                                                                           Class C
                                                                                 For the Year Ended June 30,
                Increase (Decrease) in Net Asset Value:         2001         2000        1999         1998        1997
Per Share       Net asset value, beginning of year         $     9.71   $    10.22  $    10.64  $    10.38    $    10.11
Operating                                                  ----------   ----------  ----------  ----------    ----------
Performance:    Investment income--net                            .46          .48         .47         .50           .52
                Realized and unrealized gain (loss)
                on investments--net                               .43         (.51)       (.42)        .26           .27
                                                           ----------   ----------  ----------  ----------    ----------
                Total from investment operations                  .89         (.03)        .05         .76           .79
                                                           ----------   ----------  ----------  ----------    ----------
                Less dividends and distributions:
                  Investment income--net                         (.46)        (.48)       (.47)       (.50)         (.52)
                  In excess of realized gain on
                  Investments--net                                 --           --        --++          --            --
                                                           ----------   ----------  ----------  ----------    ----------
                Total dividends and distributions                (.46)        (.48)       (.47)       (.50)         (.52)
                                                           ----------   ----------  ----------  ----------    ----------
                Net asset value, end of year               $    10.14   $     9.71  $    10.22  $    10.64    $    10.38
                                                           ==========   ==========  ==========  ==========    ==========
Total Investment
Return:*        Based on net asset value per share               9.33%       (.13%)        .47%       7.49%         7.97%
                                                           ==========   ==========  ==========  ==========    ==========

Ratios to       Expenses                                         1.39%        1.37%       1.36%       1.36%         1.36%
Average                                                    ==========   ==========  ==========  ==========    ==========
Net Assets:     Investment income--net                           4.61%        4.92%       4.45%       4.76%         5.04%
                                                           ==========   ==========  ==========  ==========    ==========

Supplemental    Net assets, end of year (in thousands)     $   31,880   $   30,303  $   47,901  $   41,087    $   28,096
Data:                                                      ==========   ==========  ==========  ==========    ==========
                Portfolio turnover                              80.88%      108.43%     125.75%     142.02%        99.52%
                                                           ==========   ==========  ==========  ==========    ==========

The following per share data and ratios have been derived from information provided in the financial statements.

                                                                                      National Portfolio
                                                                                           Class D
                                                                                 For the Year Ended June 30,
                Increase (Decrease) in Net Asset Value:         2001         2000        1999         1998        1997
Per Share       Net asset value, beginning of year         $     9.71   $    10.22  $    10.64  $    10.39    $    10.12
Operating                                                  ----------   ----------  ----------  ----------    ----------
Performance:    Investment income--net                            .52          .54         .53         .56           .58
                Realized and unrealized gain (loss)
                on investments--net                               .44         (.51)       (.42)        .25           .27
                                                           ----------   ----------  ----------  ----------    ----------
                Total from investment operations                  .96          .03         .11         .81           .85
                                                           ----------   ----------  ----------  ----------    ----------
                Less dividends and distributions:
                  Investment income--net                         (.52)        (.54)       (.53)       (.56)         (.58)
                  In excess of realized gain on
                  investments--net                                 --           --        --++          --            --
                                                           ----------   ----------  ----------  ----------    ----------
                Total dividends and distributions                (.52)        (.54)       (.53)       (.56)         (.58)
                                                           ----------   ----------  ----------  ----------    ----------
                Net asset value, end of year               $    10.15   $     9.71  $    10.22  $    10.64    $    10.39
                                                           ==========   ==========  ==========  ==========    ==========

Total           Based on net asset value per share              10.04%         .43%       1.03%       7.99%         8.57%
Investment                                                 ==========   ==========  ==========  ==========    ==========
Return:*

Ratios to       Expenses                                          .83%         .81%        .81%        .80%          .80%
Average                                                    ==========   ==========  ==========  ==========    ==========
Net Assets:     Investment income--net                           5.16%        5.50%       5.01%       5.32%         5.60%
                                                           ==========   ==========  ==========  ==========    ==========

Supplemental    Net assets, end of year (in thousands)     $  124,082   $   86,701  $   93,201  $   68,162    $   51,038
Data:                                                      ==========   ==========  ==========  ==========    ==========
                Portfolio turnover                              80.88%      108.43%     125.75%     142.02%        99.52%
                                                           ==========   ==========  ==========  ==========    ==========

The following per share data and ratios have been derived from information provided in the financial statements.

                                                                                  Limited Maturity Portfolio
                                                                                           Class A
                                                                                 For the Year Ended June 30,
                Increase (Decrease) in Net Asset Value:         2001         2000        1999         1998        1997
Per Share       Net asset value, beginning of year         $     9.85   $     9.91  $     9.96  $     9.93    $     9.91
Operating                                                  ----------   ----------  ----------  ----------    ----------
Performance:    Investment income--net                            .39          .38         .37         .39           .39
                Realized and unrealized gain (loss)
                on investments--net                               .20         (.06)       (.04)        .03           .04
                                                           ----------   ----------  ----------  ----------    ----------
                Total from investment operations                  .59          .32         .33         .42           .43
                                                           ----------   ----------  ----------  ----------    ----------
                Less dividends and distributions:
                  Investment income--net                         (.39)        (.38)       (.37)       (.39)         (.39)
                  Realized gain on investments--net                --           --          --          --          (.02)
                  In excess of realized gain on
                  investments--net                                 --           --        (.01)         --            --
                                                           ----------   ----------  ----------  ----------    ----------
                Total dividends and distributions                (.39)        (.38)       (.38)       (.39)         (.41)
                                                           ----------   ----------  ----------  ----------    ----------
                Net asset value, end of year               $    10.05   $     9.85  $     9.91  $     9.96    $     9.93
                                                           ==========   ==========  ==========  ==========    ==========

Total           Based on net asset value per share               6.07%        3.31%       3.37%       4.26%         4.40%
Investment                                                 ==========   ==========  ==========  ==========    ==========
Return:*

Ratios to       Expenses                                          .44%         .40%        .43%        .43%          .39%
Average                                                    ==========   ==========  ==========  ==========    ==========
Net Assets:     Investment income--net                           3.91%        3.83%       3.75%       3.88%         3.93%
                                                           ==========   ==========  ==========  ==========    ==========

Supplemental    Net assets, end of year (in thousands)     $  191,481   $  215,421  $  261,970  $  295,641    $  343,641
Data:                                                      ==========   ==========  ==========  ==========    ==========
                Portfolio turnover                              51.94%       51.42%      40.28%      72.69%        61.90%
                                                           ==========   ==========  ==========  ==========    ==========

*Total investment returns exclude the effects of sales charges.
++Amount is less than $.01 per share.

See Notes to Financial Statements.

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2001

FINANCIAL HIGHLIGHTS (concluded)

The following per share data and ratios have been derived from information provided in the financial statements.

                                                                                  Limited Maturity Portfolio
                                                                                           Class B
                                                                                 For the Year Ended June 30,
                Increase (Decrease) in Net Asset Value:         2001         2000        1999         1998        1997
Per Share       Net asset value, beginning of year         $     9.86   $     9.92  $     9.97  $     9.94    $     9.91
Operating                                                  ----------   ----------  ----------  ----------    ----------
Performance:    Investment income--net                            .35          .35         .34         .35           .36
                Realized and unrealized gain (loss)
                on investments--net                               .20         (.06)       (.04)        .03           .05
                                                           ----------   ----------  ----------  ----------    ----------
                Total from investment operations                  .55          .29         .30         .38           .41
                                                           ----------   ----------  ----------  ----------    ----------
                Less dividends and distributions:
                  Investment income--net                         (.35)        (.35)       (.34)       (.35)         (.36)
                  Realized gain on investments--net                --           --          --          --          (.02)
                  In excess of realized gain on
                  investments--net                                 --           --        (.01)         --            --
                                                           ----------   ----------  ----------  ----------    ----------
                Total dividends and distributions                (.35)        (.35)       (.35)       (.35)         (.38)
                                                           ----------   ----------  ----------  ----------    ----------
                Net asset value, end of year               $    10.06   $     9.86  $     9.92  $     9.97    $     9.94
                                                           ==========   ==========  ==========  ==========    ==========

Total           Based on net asset value per share               5.69%        2.94%       3.01%       3.89%         4.13%
Investment                                                 ==========   ==========  ==========  ==========    ==========
Return:*

Ratios to       Expenses                                          .80%         .76%        .78%        .78%          .75%
Average                                                    ==========   ==========  ==========  ==========    ==========
Net Assets:     Investment income--net                           3.55%        3.47%       3.39%       3.43%         3.58%
                                                           ==========   ==========  ==========  ==========    ==========


Supplemental    Net assets, end of year (in thousands)     $   31,480   $   32,742  $   42,930  $   44,714    $   54,275
Data:                                                      ==========   ==========  ==========  ==========    ==========
                Portfolio turnover                              51.94%       51.42%      40.28%      72.69%        61.90%
                                                           ==========   ==========  ==========  ==========    ==========

The following per share data and ratios have been derived from information provided in the financial statements.

                                                                                  Limited Maturity Portfolio
                                                                                           Class C
                                                                                 For the Year Ended June 30,
                Increase (Decrease) in Net Asset Value:         2001         2000        1999         1998        1997
Per Share       Net asset value, beginning of year         $     9.82   $     9.88  $     9.94  $     9.91    $     9.88
Operating                                                  ----------   ----------  ----------  ----------    ----------
Performance:    Investment income--net                            .35          .34         .34         .35           .35
                Realized and unrealized gain (loss)
                on investments--net                               .19        (.06)       (.05)         .03           .05
                                                           ----------   ----------  ----------  ----------    ----------
                Total from investment operations                  .54          .28         .29         .38           .40
                                                           ----------   ----------  ----------  ----------    ----------
                Less dividends and distributions:
                  Investment income--net                         (.35)        (.34)       (.34)       (.35)         (.35)
                  Realized gain on investments--net                --           --          --          --          (.02)
                  In excess of realized gain on
                  investments--net                                 --           --        (.01)         --            --
                                                           ----------   ----------  ----------  ----------    ----------
                Total dividends and distributions                (.35)        (.34)       (.35)       (.35)         (.37)
                                                           ----------   ----------  ----------  ----------    ----------
                Net asset value, end of year               $    10.01   $     9.82  $     9.88  $     9.94    $     9.91
                                                           ==========   ==========  ==========  ==========    ==========

Total           Based on net asset value per share               5.59%        2.93%       2.89%       3.88%         4.11%
Investment                                                 ==========   ==========  ==========  ==========    ==========
Return:*

Ratios to       Expenses                                          .81%         .76%        .79%        .79%          .75%
Average                                                    ==========   ==========  ==========  ==========    ==========
Net Assets:     Investment income--net                           3.53%        3.46%       3.37%       4.27%         3.57%
                                                           ==========   ==========  ==========  ==========    ==========

Supplemental    Net assets, end of year (in thousands)     $      602   $      308  $      437  $       86    $      108
Data:                                                      ==========   ==========  ==========  ==========    ==========
                Portfolio turnover                              51.94%       51.42%      40.28%      72.69%        61.90%
                                                           ==========   ==========  ==========  ==========    ==========

The following per share data and ratios have been derived from information provided in the financial statements.

                                                                                  Limited Maturity Portfolio
                                                                                           Class D
                                                                                 For the Year Ended June 30,
                Increase (Decrease) in Net Asset Value:         2001         2000        1999         1998        1997
Per Share       Net asset value, beginning of year         $     9.86   $     9.92  $     9.97  $     9.94    $     9.91
Operating                                                  ----------   ----------  ----------  ----------    ----------
Performance:    Investment income--net                            .38          .37         .37         .38           .38
                Realized and unrealized gain (loss)
                on investments--net                               .20        (.06)       (.04)         .03           .05
                                                           ----------   ----------  ----------  ----------    ----------
                Total from investment operations                  .58          .31         .33         .41           .43
                                                           ----------   ----------  ----------  ----------    ----------
                Less dividends and distributions:
                  Investment income--net                         (.38)        (.37)       (.37)       (.38)         (.38)
                  Realized gain on investments--net                --           --          --          --          (.02)
                  In excess of realized gain on
                  investments--net                                 --           --        (.01)         --            --
                                                           ----------   ----------  ----------  ----------    ----------
                Total dividends and distributions                (.38)        (.37)       (.38)       (.38)         (.40)
                                                           ----------   ----------  ----------  ----------    ----------
                Net asset value, end of year               $    10.06   $     9.86  $     9.92  $     9.97    $     9.94
                                                           ==========   ==========  ==========  ==========    ==========

Total           Based on net asset value per share               5.96%        3.20%       3.27%       4.16%         4.40%
Investment                                                 ==========   ==========  ==========  ==========    ==========
Return:*

Ratios to       Expenses                                          .54%         .50%        .53%        .54%          .48%
Average                                                    ==========   ==========  ==========  ==========    ==========
Net Assets:     Investment income--net                           3.80%        3.72%       3.65%       3.89%         3.84%
                                                           ==========   ==========  ==========  ==========    ==========

Supplemental    Net assets, end of year (in thousands)     $   42,619   $   39,090  $   83,177  $   68,562    $   20,383
Data:                                                      ==========   ==========  ==========  ==========    ==========
                Portfolio turnover                              51.94%       51.42%      40.28%      72.69%        61.90%
                                                           ==========   ==========  ==========  ==========    ==========

*Total investment returns exclude the effects of sales charges.

See Notes to Financial Statements.

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2001

NOTES TO FINANCIAL STATEMENTS



1. Significant Accounting Policies:
Merrill Lynch Municipal Bond Fund, Inc. (the "Fund") is registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. The Fund's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. The Fund's Portfolios offer four classes of shares under the Merrill Lynch Select Pricing(SM) System. Shares of Class A and Class D are sold with a front-end sales charge. Shares of Class B and Class C may be subject to a contingent deferred sales charge. All classes of shares have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that Class B, Class C and Class D Shares bear certain expenses related to the account maintenance of such shares, and Class B and Class C Shares also bear certain expenses related to the distribution of such shares. Each class has exclusive voting rights with respect to matters relating to its account maintenance and distribution expenditures. The following is a summary of significant accounting policies followed by the Fund.

(a) Valuation of investments--Insured Portfolio: Where bonds in the Portfolio have not been insured pursuant to policies obtained by the issuer, the Fund has obtained insurance with respect to the payment of interest and principal of each bond. Such insurance is valid as long as the bonds are held by the Fund.

All Portfolios: Municipal bonds and money market securities are traded primarily in the over-the-counter markets and are valued at the most recent bid price or yield equivalent as obtained from dealers that make markets in such securities. Positions in futures contracts and options thereon, which are traded on exchanges, are valued at closing prices as of the close of such exchanges. Assets for which market quotations are not readily available are valued at fair value on a consistent basis using methods determined in good faith by the Fund's Board of Directors, including valuations furnished by a pricing service retained by the Fund, which may utilize a matrix system for valuations. The procedures of the pricing service and its valuations are reviewed by the officers of the Fund under the general supervision of the Board of Directors.

(b) Derivative financial instruments--The Fund may engage in various portfolio investment strategies to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

* Financial futures contracts--The Fund's Portfolios may purchase or sell financial futures contracts and options on such futures contracts for the purpose of hedging the market risk on existing securities or the intended purchase of securities. Futures contracts are contracts for delayed delivery of securities at a specific future date and at a specific price or yield. Upon entering into a contract, the Portfolios deposit and maintain as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Portfolios agree to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Portfolios as unrealized gains or losses. When the contract is closed, the Portfolios record a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

(c) Income taxes--It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no Federal income tax provision is required.

(d) Security transactions and investment income--Security transactions are recorded on the dates the transactions are entered into (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Interest income is recognized on the accrual basis. Discounts and market premiums are amortized into interest income. The Fund will adopt the provisions to amortize all premiums and discounts on debt securities effective July 1, 2001, as now required under the new AICPA Audit and Accounting Guide for Investment Companies. The cumulative effect of this accounting change will have no impact on the total net assets of the Fund, but will result in a $1,299,562 and a $35,232 decrease and a $27,922 increase to the cost of securities in the Insured, Limited Maturity and National Portfolios, respectively, and a corresponding $1,299,562 and a $35,232 increase and a $27,922 decrease to net unrealized appreciation in the Insured, Limited Maturity and National Portfolios, respectively.

(e) Prepaid registration fees--Prepaid registration fees are charged to expenses as the related shares are issued.

(f) Dividends and distributions--Dividends from net investment income are declared daily and paid monthly. Distributions of capital gains are recorded on the ex-dividend dates. Distributions in excess of realized capital gains are due primarily to differing tax treatments for futures transactions and post-October losses.

(g) Expenses--Certain expenses have been allocated to the individual Portfolios in the Fund on a pro rata basis based upon the respective aggregate net asset value of each Portfolio included in the Fund.

2. Investment Advisory Agreement and Transactions with Affiliates:
The Fund has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect, wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner. The Fund has also entered into a Distribution Agreement and Distribution Plans with FAM Distributors, Inc. ("FAMD" or the "Distributor"), which is a wholly-owned subsidiary of Merrill Lynch Group, Inc.

FAM is responsible for the management of the Fund's portfolios and provides the necessary personnel, facilities, equipment and certain other services necessary to the operation of the Fund. For such services, FAM receives at the end of each month a fee with respect to each Portfolio at the annual rates set forth below which are based upon the average daily value of the Fund's net assets.

                                            Rate of Advisory Fee
Aggregate of Average Daily                                       Limited
Net Assets of the Three                Insured      National     Maturity
Combined Portfolios                   Portfolio    Portfolio    Portfolio

Not exceeding $250 million               .40%        .50%         .40%
In excess of $250 million
but not exceeding $400 million           .375        .475         .375
In excess of $400 million
but not exceeding $550 million           .375        .475         .35
In excess of $550 million
but not exceeding $1.5 billion           .375        .475         .325
In excess of $1.5 billion                .35         .475         .325

Pursuant to the Distribution Plans adopted by the Fund in accordance with Rule 12b-1 under the Investment Company Act of 1940, the Fund pays the Distributor ongoing account maintenance and distribution fees. The fees are accrued daily and paid monthly at annual rates based upon the average daily net assets of the shares as follows:

              Account Maintenance Fees                Distribution Fees
                                    Limited                           Limited
         Insured      National     Maturity     Insured    National   Maturity
        Portfolio    Portfolio    Portfolio    Portfolio  Portfolio  Portfolio

Class B     .25%        .25%         .15%         .50%      .50%         .20%
Class C     .25         .25          .15          .55       .55          .20
Class D     .25         .25          .10           --        --           --

Pursuant to a sub-agreement with the Distributor, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a subsidiary of ML & Co., also provides account maintenance and distribution services to the Fund. The ongoing account maintenance fee compensates the Distributor and MLPF&S for providing account maintenance services to Class B, Class C and Class D shareholders. The ongoing distribution fee compensates the Distributor and MLPF&S for providing shareholder and distribution-related services to Class B and Class C shareholders.

For the year ended June 30, 2001, FAMD earned underwriting discounts and direct commissions and MLPF&S earned dealer concessions on sales of the Fund's Class A and Class D Shares follows:

                                                    Limited
                        Insured        National     Maturity
                       Portfolio      Portfolio    Portfolio
Class A Shares:
FAMD                    $10,264        $11,629        $  416
MLPF&S                   69,136         63,952         3,631
Class D Shares:
FAMD                    $ 5,719        $ 6,922        $  962
MLPF&S                   40,840         68,966         8,692

For the year ended June 30, 2001, MLPF&S received contingent deferred sales charges of $481,802 relating to transactions in Class B Shares, amounting to $206,769, $258,500 and $16,533 in the Insured, National and Limited Maturity Portfolios, respectively, and $7,947 relating to transactions in Class C Shares, amounting to $525 and $7,422 in the Insured and National Portfolios, respectively. Furthermore, MLPF&S received contingent deferred sales charges of $851 relating to transactions subject to front-end sales charge waivers in Class D Shares, amounting to $451 and $400 in the Insured and Limited Maturity Portfolios, respectively.

Financial Data Services, Inc. ("FDS"), a wholly-owned subsidiary of ML & Co., is the Fund's transfer agent.

Prior to January 1, 2001, FAM provided accounting services to the Fund at its cost and the Fund reimbursed FAM for these services. FAM continues to provide certain accounting services to the Fund. The Fund reimburses FAM at its cost for such services. For the year ended June 30, 2001, the Fund reimbursed FAM an aggregate of $127,406, $103,166 and $34,448 in the Insured, National and Limited Maturity Portfolios, respectively, for the above-described services. The Fund entered into an agreement with State Street Bank and Trust Company ("State Street"), effective January 1, 2001, pursuant to which State Street provides certain accounting services to the Fund. The Fund pays a fee for these services.

Certain officers and/or directors of the Fund are officers and/or directors of FAM, PSI, FAMD, FDS, and/or ML & Co.

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2001

3. Investments:

Purchases and sales of investments, excluding short-term securities, for the year ended June 30, 2001 were as follows:

                                 Purchases           Sales

Insured Portfolio              $  814,056,319    $  930,524,756
National Portfolio                811,063,484       875,288,743
Limited Maturity Portfolio        122,581,933       143,523,291

Net realized gains (losses) for the year ended June 30, 2001 and net unrealized gains as of June 30, 2001 were as follows:

                                  Realized           Unrealized
Insured Portfolio                  Gains               Gains

Long-term investments          $   30,002,263    $   65,823,221
Financial futures contracts                --           464,844
                               --------------    --------------
Total                          $   30,002,263    $   66,288,065
                               ==============    ==============

                                  Realized           Unrealized
National Portfolio                  Gains               Gains

Long-term investments          $   25,290,223    $   34,664,668
                               --------------    --------------
Total                          $   25,290,223    $   34,664,668
                               ==============     =============

                                  Realized           Unrealized
Limited Maturity Portfolio         Losses              Gains

Long-term investments          $      (87,533)   $    3,892,744
Short-term investments                 (7,237)               --
                               --------------    --------------
Total                          $      (94,770)   $    3,892,744
                               ==============    ==============

As of June 30, 2001 net unrealized appreciation for Federal income tax purposes were as follows:

                        Gross            Gross            Net
                      Unrealized       Unrealized      Unrealized
                     Appreciation     Depreciation    Appreciation

Insured Portfolio     $68,729,166     $  2,905,945    $65,823,221
National Portfolio     48,585,396       13,920,728     34,664,668
Limited Maturity
Portfolio               3,910,849           18,105      3,892,744

The aggregate cost of investments at June 30, 2001 for Federal income tax purposes was $1,211,867,977 for the Insured Portfolio, $987,830,501 for the National Portfolio, and $251,815,333 for the Limited Maturity Portfolio.

4. Capital Share Transactions:
Net decrease in net assets derived from capital share transactions for the years ended June 30, 2001 and June 30, 2000 were $(114,411,068) and $(275,055,198), respectively, for the Insured Portfolio; $(64,099,665) and $(268,812,275), respectively, for the National Portfolio, and $(26,812,001) and $(98,688,194), respectively, for the Limited Maturity Portfolio.

Transactions in capital shares for each class were as follows:

Insured Portfolio
Class A Shares for the Year                            Dollar
Ended June 30, 2001                     Shares         Amount

Shares sold                          1,427,734   $   10,879,765
Shares issued to shareholders
in reinvestment of dividends         2,625,131       19,947,178
                                  ------------   --------------
Total issued                         4,052,865       30,826,943
Shares redeemed                    (16,366,210)    (123,992,361)
                                  ------------   --------------
Net decrease                       (12,313,345)  $  (93,165,418)
                                  ============   ==============

Insured Portfolio
Class A Shares for the Year                            Dollar
Ended June 30, 2000                     Shares         Amount

Shares sold                          2,189,238   $   16,064,750
Shares issued to shareholders in
reinvestment of dividends and
distributions                        4,168,354       30,616,793
                                  ------------   --------------
Total issued                         6,357,592       46,681,543
Shares redeemed                    (30,464,525)    (225,027,241)
                                  ------------   --------------
Net decrease                       (24,106,933)  $ (178,345,698)
                                  ============   ==============

Insured Portfolio

Class B Shares for the Year                            Dollar
Ended June 30, 2001                     Shares         Amount

Shares sold                          2,812,803   $   21,451,283
Shares issued to shareholders
in reinvestment of dividends           667,922        5,069,294
                                  ------------   --------------
Total issued                         3,480,725       26,520,577
Automatic conversion of shares      (4,267,970)     (32,457,905)
Shares redeemed                     (7,622,598)     (57,690,475)
                                  ------------   --------------
Net decrease                        (8,409,843)  $  (63,627,803)
                                  ============   ==============

Insured Portfolio

Class B Shares for the Year                            Dollar
Ended June 30, 2000                     Shares         Amount

Shares sold                          3,270,666   $   24,137,115
Shares issued to shareholders in
reinvestment of dividends and
distributions                        1,345,927        9,877,799
                                  ------------   --------------
Total issued                         4,616,593       34,014,914
Automatic conversion of shares      (5,976,596)     (44,419,700)
Shares redeemed                    (14,317,769)    (105,647,752)
                                  ------------   --------------
Net decrease                       (15,677,772)  $ (116,052,538)
                                  ============   ==============

Insured Portfolio

Class C Shares for the Year                            Dollar
Ended June 30, 2001                     Shares         Amount

Shares sold                            499,727   $    3,826,445
Shares issued to shareholders
in reinvestment of dividends            35,920          272,860
                                  ------------   --------------
Total issued                           535,647        4,099,305
Shares redeemed                       (409,419)      (3,101,300)
                                  ------------   --------------
Net increase                           126,228   $      998,005
                                  ============   ==============

Insured Portfolio

Class C Shares for the Year                            Dollar
Ended June 30, 2000                     Shares         Amount

Shares sold                            460,085   $    3,400,275
Shares issued to shareholders in
reinvestment of dividends and
distributions                           58,936          432,490
                                  ------------   --------------
Total issued                           519,021        3,832,765
Shares redeemed                       (936,770)      (6,943,556)
                                  ------------   --------------
Net decrease                          (417,749)  $   (3,110,791)
                                  ============   ==============

Insured Portfolio

Class D Shares for the Year                            Dollar
Ended June 30, 2001                     Shares         Amount

Shares sold                         13,510,419   $  102,970,054
Automatic conversion of shares       4,266,565       32,457,905
Shares issued to shareholders
in reinvestment of dividends           388,222        2,953,112
                                  ------------   --------------
Total issued                        18,165,206      138,381,071
Shares redeemed                    (12,703,356)     (96,996,923)
                                  ------------   --------------
Net increase                         5,461,850   $   41,384,148
                                  ============   ==============

Insured Portfolio

Class D Shares for the Year                            Dollar
Ended June 30, 2000                     Shares         Amount

Shares sold                          5,635,273   $   41,646,584
Automatic conversion of shares       5,974,043       44,419,700
Shares issued to shareholders in
reinvestment of dividends and
distributions                          401,383        2,941,244
                                  ------------   --------------
Total issued                        12,010,699       89,007,528
Shares redeemed                     (8,952,192)     (66,553,699)
                                  ------------   --------------
Net increase                         3,058,507   $   22,453,829
                                  ============   ==============

National Portfolio

Class A Shares for the Year                            Dollar
Ended June 30, 2001                     Shares         Amount

Shares sold                          3,205,962   $   31,960,303
Shares issued to shareholders
in reinvestment of dividends         1,804,242       18,050,261
                                  ------------   --------------
Total issued                         5,010,204       50,010,564
Shares redeemed                    (10,899,821)    (109,075,525)
                                  ------------   --------------
Net decrease                        (5,889,617)  $  (59,064,961)
                                  ============   ==============

National Portfolio

Class A Shares for the Year                            Dollar
Ended June 30, 2000                     Shares         Amount

Shares sold                          2,501,422   $   24,056,825
Shares issued to shareholders
in reinvestment of dividends         2,217,109       21,483,144
                                  ------------   --------------
Total issued                         4,718,531       45,539,969
Shares redeemed                    (20,297,630)    (196,458,002)
                                  ------------   --------------
Net decrease                       (15,579,099)  $ (150,918,033)
                                  ============   ==============

National Portfolio

Class B Shares for the Year                            Dollar
Ended June 30, 2001                     Shares         Amount

Shares sold                          3,513,254   $   35,164,873
Shares issued to shareholders
in reinvestment of dividends           479,599        4,794,417
                                  ------------   --------------
Total issued                         3,992,853       39,959,290
Automatic conversion of shares      (1,524,031)     (15,253,380)
Shares redeemed                     (6,294,843)     (62,763,426)
                                  ------------   --------------
Net decrease                        (3,826,021)  $  (38,057,516)
                                  ============   ==============

National Portfolio

Class B Shares for the Year                            Dollar
Ended June 30, 2000                     Shares         Amount

Shares sold                          3,230,018   $   31,342,736
Shares issued to shareholders
in reinvestment of dividends           723,846        7,016,462
                                  ------------   --------------
Total issued                         3,953,864       38,359,198
Automatic conversion of shares      (1,771,855)     (17,264,191)
Shares redeemed                    (12,589,149)    (121,755,396)
                                  ------------   --------------
Net decrease                       (10,407,140)  $ (100,660,389)
                                  ============   ==============

National Portfolio

Class C Shares for the Year                            Dollar
Ended June 30, 2001                     Shares         Amount

Shares sold                            794,329   $    8,018,241
Shares issued to shareholders
in reinvestment of dividends            74,364          744,084
                                  ------------   --------------
Total issued                           868,693        8,762,325
Shares redeemed                       (848,298)      (8,455,809)
                                  ------------   --------------
Net increase                            20,395   $      306,516
                                  ============   ==============

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2001

NOTES TO FINANCIAL STATEMENTS (concluded)

National Portfolio

Class C Shares for the Year                            Dollar
Ended June 30, 2000                     Shares         Amount

Shares sold                            592,010   $    5,777,103
Shares issued to shareholders
in reinvestment of dividends           110,217        1,068,763
                                  ------------   --------------
Total issued                           702,227        6,845,866
Shares redeemed                     (2,267,391)     (21,908,932)
                                  ------------   --------------
Net decrease                        (1,565,164)  $  (15,063,066)
                                  ============   ==============

National Portfolio

Class D Shares for the Year                            Dollar
Ended June 30, 2001                     Shares         Amount

Shares sold                          9,806,380   $   98,249,860
Automatic conversion of shares       1,522,876       15,253,380
Shares issued to shareholders
in reinvestment of dividends           238,130        2,387,772
                                  ------------   --------------
Total issued                        11,567,386      115,891,012
Shares redeemed                     (8,269,580)     (83,174,716)
                                  ------------   --------------
Net increase                         3,297,806   $   32,716,296
                                  ============   ==============

National Portfolio

Class D Shares for the Year                            Dollar
Ended June 30, 2000                     Shares         Amount

Shares sold                          4,890,948   $   47,366,022
Automatic conversion of shares       1,770,615       17,264,191
Shares issued to shareholders
in reinvestment of dividends           236,352        2,290,783
                                  ------------   --------------
Total issued                         6,897,915       66,920,996
Shares redeemed                     (7,085,726)     (69,091,783)
                                  ------------   --------------
Net decrease                          (187,811)   $  (2,170,787)
                                  ============   ==============

Limited Maturity Portfolio

Class A Shares for the Year                            Dollar
Ended June 30, 2001                     Shares         Amount

Shares sold                          1,462,647   $   14,632,026
Shares issued to shareholders
in reinvestment of dividends           452,741        4,510,226
                                  ------------   --------------
Total issued                         1,915,388       19,142,252
Shares redeemed                     (4,727,779)     (47,108,289)
                                  ------------   --------------
Net decrease                        (2,812,391)  $  (27,966,037)
                                  ============   ==============

Limited Maturity Portfolio

Class A Shares for the Year                            Dollar
Ended June 30, 2000                    Shares          Amount

Shares sold                         1,536,138    $   15,117,350
Shares issued to shareholders
in reinvestment of dividends          512,562         5,053,751
                                 ------------    --------------
Total issued                        2,048,700        20,171,101
Shares redeemed                    (6,612,955)      (65,210,325)
                                 ------------    --------------
Net decrease                       (4,564,255)   $  (45,039,224)
                                 ============    ==============

Limited Maturity Portfolio

Class B Shares for the Year                            Dollar
Ended June 30, 2001                     Shares         Amount

Shares sold                            624,476   $    6,238,998
Shares issued to shareholders
in resinvestment of dividends           69,458          692,233
                                  ------------   --------------
Total issued                           693,934        6,931,231
Automatic conversion of shares         (79,376)        (792,225)
Shares redeemed                       (805,597)      (8,013,075)
                                  ------------   --------------
Net decrease                          (191,039)  $   (1,874,069)
                                  ============   ==============

Limited Maturity Portfolio

Class B Shares for the Year                            Dollar
Ended June 30, 2000                     Shares         Amount

Shares sold                            890,806   $    8,796,176
Shares issued to shareholders
in reinvestment of dividends            90,275          890,200
                                  ------------   --------------
Total issued                           981,081        9,686,376
Automatic conversion of shares         (20,095)        (198,201)
Shares redeemed                     (1,968,527)     (19,397,167)
                                  ------------   --------------
Net decrease                        (1,007,541)  $   (9,908,992)
                                  ============   ==============

Limited Maturity Portfolio

Class C Shares for the Year                            Dollar
Ended June 30, 2001                     Shares         Amount

Shares sold                             40,701   $      404,478
Shares issued to shareholders
in reinvestment of dividends             1,162           11,555
                                  ------------   --------------
Total issued                            41,863          416,033
Shares redeemed                        (13,145)        (130,860)
                                  ------------   --------------
Net increase                            28,718   $      285,173
                                  ============   ==============

Limited Maturity Portfolio

Class C Shares for the Year                            Dollar
Ended June 30, 2000                     Shares         Amount

Shares sold                             71,755   $      707,095
Shares issued to shareholders
in reinvestment of dividends             1,301           12,780
                                  ------------   --------------
Total issued                            73,056          719,875
Shares redeemed                        (85,885)        (844,221)
                                  ------------   --------------
Net decrease                           (12,829)   $    (124,346)
                                  ============   ==============

Limited Maturity Portfolio

Class D Shares for the Year                            Dollar
Ended June 30, 2001                     Shares         Amount

Shares sold                          1,740,306   $   17,346,660
Automatic conversion of shares          79,340          792,225
Shares issued to shareholders
in reinvestment of dividends            80,824          806,042
                                  ------------   --------------
Total issued                         1,900,470       18,944,927
Shares redeemed                     (1,628,053)     (16,201,995)
                                  ------------   --------------
Net increase                           272,417   $    2,742,932
                                  ============   ==============

Limited Maturity Portfolio

Class D Shares for the Year                            Dollar
Ended June 30, 2000                     Shares         Amount

Shares sold                          1,521,072   $   15,017,187
Automatic conversion of shares          20,088          198,201
Shares issued to shareholders
in reinvestment of dividends           131,400        1,296,203
                                  ------------   --------------
Total issued                         1,672,560       16,511,591
Shares redeemed                     (6,094,726)     (60,127,223)
                                  ------------   --------------
Net decrease                        (4,422,166)  $  (43,615,632)
                                  ============   ==============

5. Short-Term Borrowings:
On December 1, 2000, the Fund, along with certain other funds managed by MLIM and its affiliates, renewed and amended a $1,000,000,000 credit agreement with Bank One, N.A. and certain other lenders. The Fund may borrow under the credit agreement to fund shareholder redemptions and for other lawful purposes other than for leverage. The Fund may borrow up to the maximum amount allowable under the Fund's current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Fund pays a commitment fee of .09% per annum based on the Fund's pro rata share of the unused portion of the facility. Amounts borrowed under the facility bear interest at a rate equal to, at each fund's election, the Federal Funds rate plus .50% or a base rate as determined by Bank One, N.A. The Fund did not borrow under the facility during the year ended June 30, 2001.

6. Capital Loss Carryforward:
At June 30, 2001, the Insured Portfolio had a net capital loss carryforward of approximately $50,189,000, of which $17,630,000 expires in 2008 and $32,559,000 expires in 2009; the National Portfolio had a net capital loss carryforward of approximately $44,931,000, of which $25,616,000 expires in 2008 and $19,315,000 expires in 2009; and the Limited Maturity Portfolio had a net capital loss carry-forward of approximately $2,474,000, of which $1,928,000 expires in 2003, $120,000 expires in 2008 and $426,000 expires in 2009. These amounts will be available to offset like amounts of any future taxable gains.

7. Reorganization Plan:
On March 13, 2001, the Fund's Board of Directors approved a plan of reorganization, subject to shareholder approval and certain other conditions, whereby the National Portfolio would acquire substantially all of the assets and liabilities of Merrill Lynch Arkansas Municipal Bond Fund, Merrill Lynch Colorado Municipal Bond Fund and Merrill Lynch New Mexico Municipal Bond Fund in exchange for newly issued shares of the Fund. These Funds are registered, non-diversified, open-end management investment companies. All four entities have a similar investment objective and are managed by FAM.

Merrill Lynch Municipal Bond Fund, Inc., June 30, 2001

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders, Merrill Lynch Municipal Bond Fund,
Inc.:
We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of Merrill Lynch Municipal Bond Fund, Inc. (comprising, respectively, the Insured, National and Limited Maturity Portfolios) as of June 30, 2001, the related statements of operations for the year then ended and changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and the financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at June 30, 2001 by correspondence with the custodian and brokers. Where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of each of the respective portfolios constituting the Merrill Lynch Municipal Bond Fund, Inc. as of June 30, 2001, the results of their operations, the changes in their net assets, and their financial highlights for the respective stated periods in conformity with accounting principles generally accepted in the United States of America.


Deloitte & Touche LLP
New York, New York
August 17, 2001

IMPORTANT TAX INFORMATION (unaudited)

All of the net investment income distributions declared daily by Merrill Lynch Municipal Bond Fund, Inc. during its taxable year ended June 30, 2001 qualify as tax-exempt interest dividends for Federal income tax purposes.

                                    Page 26